UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
TKO Group Holdings, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

TKO Group Holdings, Inc.

200 Fifth Ave, 7th Floor

New York, NY 10010

April 23, 2026

Dear Fellow Stockholders:

On behalf of the Board of Directors, I invite you to attend the 2026 annual meeting of stockholders (the “Annual Meeting”) of TKO Group Holdings, Inc., which will be held on Wednesday, June 10, 2026 at 4:30 p.m. Eastern Time. The Annual Meeting will be a completely virtual meeting via live webcast.

In accordance with the Securities and Exchange Commission rules allowing companies to furnish proxy materials to their stockholders over the Internet, we have sent stockholders of record of our common stock with voting rights as of the close of business on April 16, 2026 a Notice of Internet Availability of Proxy Materials at the close of business on April 23, 2026. The notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you would like to receive a printed copy of our proxy materials instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the notice, as well as in the attached Proxy Statement.

Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the Annual Meeting.

Your vote is important to us. Please act as soon as possible to vote your shares. It is important that your shares be represented at the meeting whether or not you plan to attend virtually. Please vote electronically over the Internet, by telephone or, if you receive a paper copy of the proxy card by mail, by returning your signed proxy card in the envelope provided. You may also vote your shares online during the Annual Meeting. Instructions on how to vote live while participating at the Annual Meeting are posted at www.virtualshareholdermeeting.com/TKO2026.

On behalf of the Board of Directors and management, it is my pleasure to express our appreciation for your continued support.

Ariel Emanuel, Executive Chair and CEO

TKO Group Holdings, Inc.

200 Fifth Ave, 7th Floor

New York, NY 10010

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 2026

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of TKO Group Holdings, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, June 10, 2026 at 4:30 p.m. Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/TKO2026. For instructions on how to attend and vote your shares at the Annual Meeting, see the information in the accompanying proxy statement (the “Proxy Statement”) in the section titled “General Information about the Annual Meeting and Voting—How can I attend and vote at the Annual Meeting?”

The Annual Meeting is being held to:

(1)   elect Ariel Emanuel, Mark Shapiro, Peter C.B. Bynoe, Egon P. Durban, Dwayne Johnson, Bradley A. Keywell, Nick Khan, Steven R. Koonin, Jonathan A. Kraft, Sonya E. Medina, Nancy R. Tellem and Carrie Wheeler to serve as directors on the Company’s Board of Directors (the “Board”) for a term expiring at the Company’s annual meeting of stockholders to be held in 2027 (the “2027 Annual Meeting”) and until his or her respective successor has been elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal;

(2)   ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and

(3)   transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

These items of business are described in the Proxy Statement that follows this notice. Holders of record of our common stock with voting rights as of the close of business on April 16, 2026 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment thereof.

Your vote is important. Voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation.

Please promptly vote your shares by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors,

Seth Krauss
Chief Administrative Officer & Senior Counsel to the Board of Directors and Senior Management

This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about April 23, 2026.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting. This Proxy Statement and our Annual Report are available free of charge at www.proxyvote.com.

SCHEDULE 14A

i

ii

iii

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 10, 2026

This proxy statement (the “Proxy Statement”) and our annual report for the fiscal year ended December 31, 2025 (the “Annual Report” and, together with the Proxy Statement, the “proxy materials”) are being furnished by and on behalf of the Board of TKO Group Holdings, Inc. in connection with our 2026 annual meeting of stockholders (the “Annual Meeting”). This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about April 23, 2026.

Certain Defined Terms

As used in this Proxy Statement, unless we state or the context otherwise requires:

•

“we,” “us,” “our,” “TKO Group Holdings,” “TKO,” the “Company,” and similar references refer (1) prior to the consummation of the TKO Transactions to Zuffa (n/k/a TKO Operating Company, LLC), and (2) after the consummation of the TKO Transactions to TKO Group Holdings, Inc. and its consolidated subsidiaries.

•	“Board” or “Board of Directors” refers to the board of directors of TKO.

•	“Class A common stock” refers to the Class A common stock, par value $0.00001 per share, of TKO.

•	“Class B common stock” refers to the Class B common stock, par value $0.00001 per share, of TKO.

•	“Common Stock” refers to the Class A common stock and the Class B common stock.

•	“EGH Designees” refers to the members of the Board selected by the EGH Subscribers prior to the Sunset Date pursuant to the Governance Agreement.

•

“EGH Subscribers” refers to, collectively, Endeavor OpCo, January Capital Sub, LLC, a Delaware limited liability company and subsidiary of Endeavor Group Holdings, Inc., and January Capital Holdco, LLC, a Delaware limited liability company and subsidiary of Endeavor Group Holdings, Inc.

•	“Endeavor Group Holdings, Inc.” refers to Endeavor Group Holdings, Inc., a Delaware corporation.

•	“Endeavor OpCo” refers to Endeavor Operating Company, LLC, a Delaware limited liability company and subsidiary of Endeavor Group Holdings, Inc.

•	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

•

“Governance Agreement” refers to the governance agreement, entered into by and among Endeavor Group Holdings, Inc., the EGH Subscribers, TKO OpCo, TKO Group Holdings, Inc., and our former Executive Chair in connection with the completion of the TKO Transactions, as amended, which terminated on January 1, 2026 in accordance with its terms, other than with respect to certain surviving provisions.

•	“NYSE” refers to the New York Stock Exchange.

•	“TKO Group Holdings, Inc.” refers to TKO Group Holdings, Inc., a Delaware corporation.

•	“TKO OpCo” refers to TKO Operating Company, LLC (f/k/a Zuffa Parent LLC), a Delaware limited liability company and our direct subsidiary.

•	“TKO OpCo Units” refers to all of the existing equity interests in TKO OpCo.

•

“TKO Transactions” refer, collectively, to the combination of the businesses of UFC and WWE under TKO Group Holdings, Inc. consummated in September 2023. The transactions were in accordance with the Transaction Agreement (defined below) (i) WWE undertook certain internal restructuring steps; (ii) Whale Merger Sub Inc. merged with and into WWE (the “Merger”), with WWE surviving the Merger (the “Surviving Entity”) and becoming a direct wholly owned subsidiary of the Company; (iii) immediately following the Merger, the Company caused the Surviving Entity to be converted into a Delaware limited liability company (“WWE LLC”) and the Company became the sole managing member of WWE LLC (the “Conversion”); and (iv) following the Conversion, TKO Group Holdings, Inc. (x) contributed all of the equity interests of WWE LLC to TKO OpCo in exchange for 49% of the membership interests in TKO OpCo on a fully diluted basis, and (y) issued to Endeavor OpCo and certain of Endeavor Group Holdings, Inc.’s other subsidiaries a number of shares of our Class B common stock representing, in the aggregate, approximately 51% of the total voting interests of the Company’s stock on a fully-diluted basis, in exchange for a payment equal to the par value of such Class B common stock.

•

“Transaction Agreement” refers to the transaction agreement entered into by Endeavor Group Holdings, Inc., WWE, Endeavor OpCo, TKO OpCo, TKO Group Holdings, Inc. and Whale Merger Sub Inc. on April 2, 2023.

•	“UFC” refers to the Ultimate Fighting Championship.

•

“VWAP” means as of an applicable date, the volume weighted average price per share of the applicable security on such security’s principal trading market (as reported by Bloomberg L.P. (or its successor) or, if not available, by another authoritative source determined by TKO Group Holdings, Inc.) from 9:30 a.m. (New York City time) on the relevant trading day to 4:00 p.m. (New York City time) on such date.

•

“WME Group” refers to the portfolio of representation businesses owned by Endeavor Group Holdings, Inc. following the take-private of Endeavor Group Holdings, Inc. by Silver Lake and the other co-investors in March 2025.

•	“WWE” refers to World Wrestling Entertainment, Inc. (n/k/a World Wrestling Entertainment, LLC).

•	“WWE Designees” refers the members of the Board selected by WWE prior to the Sunset Date pursuant to the Governance Agreement.

•	“Zuffa” refers to Zuffa Parent, LLC (n/k/a TKO Operating Company, LLC or TKO OpCo).

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

When and where will the Annual Meeting be held?

The Annual Meeting will be held on Wednesday, June 10, 2026 at 4:30 p.m. Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/TKO2026 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote or ask questions.

What are the purposes of the Annual Meeting?

The purpose of the Annual Meeting is to vote on the following items described in this Proxy Statement:

•	Proposal No. 1: Election of the director nominees listed in this Proxy Statement.

•	Proposal No. 2: Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2026.

Are there any matters to be voted on at the Annual Meeting that are not included in this Proxy Statement?

At the date this Proxy Statement went to press, we did not know of any matters to be properly presented at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the meeting or any adjournment or postponement thereof for consideration, and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?

The rules of the Securities and Exchange Commission (the “SEC”) permit us to furnish proxy materials, including this Proxy Statement and the Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Stockholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice and Access Card”) provides instructions on how to access and review on the Internet all of the proxy materials. The Notice and Access Card also instructs you as to how to authorize, via the Internet or telephone, your proxy to vote your shares according to your voting instructions. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials described in the Notice and Access Card.

What does it mean if I receive more than one Notice and Access Card or more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Notice and Access Card or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

Can I vote my shares by filling out and returning the Notice and Access Card?

No. The Notice and Access Card identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and Access Card and returning it. If you would like a paper proxy card, you should follow the instructions in the Notice and Access Card. The paper proxy card you receive will also provide instructions as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. Alternatively, you can mark the paper proxy card with how you would like your shares voted, sign the proxy card and return it in the envelope provided.

Who is entitled to vote at the Annual Meeting?

Holders of record of shares of our Common Stock as of the close of business on April 16, 2026 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment thereof. At the close of business on the Record Date, there were 74,967,673 shares of our Class A common stock and 116,158,615 shares of our Class B common stock issued and outstanding and entitled to vote. Each share of Class A common stock and Class B common stock is entitled to one vote. The holders of Class A common stock and Class B common stock will vote together as a single class on all matters to be presented to stockholders at the Annual Meeting.

You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice and Access Card, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote or ask questions. The meeting webcast will begin promptly at 4:30 p.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 4:15 p.m. Eastern Time, and you should allow ample time for the check-in procedures.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder (also called a “registered holder”) holds shares in his or her name. Shares held in “street name” means that shares are held in the name of a bank, broker or other nominee on the holder’s behalf.

What do I do if my shares are held in “street name”?

If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The Notice and Access Card or the proxy materials, if you elected to receive a hard copy, has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker or other nominee on how to submit your voting instructions.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The holders of a majority in voting power of the Company’s capital stock issued and outstanding and entitled to vote, present in person, or by remote communication, or represented by proxy constitutes a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials.

Broker non-votes will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.

What are “broker non-votes”?

A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion.

Under current NYSE interpretations that govern broker non-votes, Proposal No. 1 is considered a “non-routine” matter, and a broker will lack the authority to vote uninstructed shares at their discretion on this proposal. Proposal No. 2 is considered a “routine” matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present or represented at the scheduled time of the Annual Meeting, (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person, or by remote communication, as applicable, or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

How do I vote my shares without attending the Annual Meeting?

We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote electronically. If you are a stockholder of record, there are three ways to vote by proxy:

•	by Telephone before the Annual Meeting—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;

•	by Internet before the Annual Meeting—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card; or

•	by Mail before the Annual Meeting—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 9, 2026.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions on how to vote from the bank, broker or holder of record. You must follow the instructions of such bank, broker or holder of record in order for your shares to be voted.

How can I attend and vote at the Annual Meeting?

We will be hosting the Annual Meeting live via audio webcast. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/TKO2026. If you were a stockholder as of the Record Date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:

•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/TKO2026.

•	Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/TKO2026 on the day of the Annual Meeting.

•	Webcast starts at 4:30 p.m. Eastern Time on June 10, 2026, and online check-in starts at 4:15 p.m. Eastern Time.

•	You will need your 16-Digit Control Number to enter the Annual Meeting.

•	Stockholders may submit questions while attending the Annual Meeting via the Internet.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice and Access Card, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote or ask questions.

What if I have technical difficulties or trouble accessing the virtual meeting website during the check-in time or during the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.

Will I be able to ask questions at the Annual Meeting?

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted during the meeting and that relate to the matters to be voted on. We intend to reserve up to ten minutes before the closing of the polls to address questions submitted. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “How can I attend and vote at the Annual Meeting?” will be able to submit questions during the Annual Meeting. Additionally, our Annual Meeting will follow “Rules of Conduct,” which will be available on our Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”). Under these Rules of Conduct, a stockholder may ask up to two questions, and we will not address questions that are, among other things:

•	irrelevant to the business of the Company or to the business of the Annual Meeting;

•	related to material non-public information of the Company;

•	related to personal grievances;

•	derogatory references to individuals or that are otherwise in bad taste;

•	repetitious statements already made by another stockholder;

•	in furtherance of the stockholder’s personal or business interests; or

•	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Corporate Secretary in their reasonable judgment.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “How can I attend and vote at the Annual Meeting?”

How does the Board recommend that I vote?

The Board recommends that you vote:

•	FOR the nominees to the Board set forth in this Proxy Statement.

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2026.

How many votes are required to approve each proposal?

The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted:

Proposal	Votes Required	Voting Options	Effect of “Withhold” or “Abstain” Votes	Effect of Broker Non-Votes
Proposal No. 1: Election of Directors	The plurality of the votes cast.	“FOR ALL” “WITHHOLD ALL” “FOR ALL EXCEPT”	None	None
Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes).	“FOR” “AGAINST” “ABSTAIN”	None	None(1)

(1)

As this proposal is considered a “routine” matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal. As a result, we do not expect any broker non-votes on this proposal.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth above, as well as with the description of each proposal in this Proxy Statement.

Who will count the votes?

Representatives of Broadridge Investor Communications Services (“Broadridge”) will tabulate the votes, and a representative of Broadridge will act as inspector of election.

Can I revoke or change my vote after I submit my proxy?

Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:

•	sending a written statement to that effect to the attention of our Secretary at our corporate offices, provided such statement is received no later than June 9, 2026;

•	voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern time, on June 9, 2026;

•	submitting a properly signed proxy card with a later date that is received no later than June 9, 2026; or

•	attending the Annual Meeting, revoking your proxy and voting again.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company before your proxy is voted or you vote at the Annual Meeting.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Board Size and Structure

We currently have 12 directors serving on the Board. Each director is to hold office for a term expiring at the Company’s next annual meeting of stockholders and until his or her respective successor is duly elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

The Board, upon the recommendation of the Nominating and Corporate Governance Committee (the “Nominating Committee”), has the authority to designate nominees for election at annual stockholder meetings for, or to fill vacancies in, all director positions. All applicable director designation rights under the Governance Agreement, as described under “Certain Transactions with Related Persons—Governance Agreement,” expired on December 31, 2025.

Nominees for Director

Upon the recommendation of the Nominating Committee, the Board has nominated Mr. Emanuel, Mr. Shapiro, Mr. Bynoe, Mr. Durban, Mr. Johnson, Mr. Keywell, Mr. Khan, Mr. Koonin, Mr. Kraft, Ms. Medina, Ms. Tellem and Ms. Wheeler to stand for election at this Annual Meeting. Each nominee’s current term of service will expire at the Annual Meeting. If elected by the stockholders at the Annual Meeting, each nominee will serve for a term expiring at the Company’s annual meeting of stockholders to be held in 2027 (the “2027 Annual Meeting”) and the election and qualification of her or his successor, or until her or his earlier death, resignation or removal.

Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. If, however, prior to the Annual Meeting, the Board should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies, at the Board’s discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board has no reason to believe that any of the nominees will be unable to serve. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal.

Information About Board Nominees

The following pages contain certain biographical information as of April 23, 2026 for each nominee for director and each director whose term as a director will continue after the Annual Meeting, including all positions she or he holds, her or his principal occupation and business experience for the past five years, and the names of other publicly-held companies of which the director or nominee currently serves as a director or has served as a director during the past five years.

We believe that all of our directors and nominees: display personal and professional integrity; satisfactory levels of education and/or business experience; broad-based business acumen; an appropriate level of understanding of our business and its industry and other industries relevant to our business; the ability and willingness to devote adequate time to the work of our Board and its committees; skills and personality that complement those of our other directors that helps build a board that is effective, collegial and responsive to the needs of our Company; strategic thinking and a willingness to share ideas; a breadth of experiences, expertise and background; and the ability to represent the interests of all of our stockholders. The information presented below regarding each nominee and continuing director also sets forth specific experience, qualifications, attributes and skills that led our Board to the conclusion that such individual should serve as a director in light of our business and structure.

Director Nominees for Election to a One Year Term Expiring at the 2027 Annual Meeting

Directors	Age	Served as Director Since	Current Positions with TKO
Ariel Emanuel	65	September 2023	Executive Chair and Chief Executive Officer, TKO
Mark Shapiro	56	September 2023	Director, President and Chief Operating Officer, TKO

Directors	Age	Served as Director Since	Current Positions with TKO
Peter C.B. Bynoe	75	September 2023	Director
Egon P. Durban	52	September 2023	Director
Dwayne Johnson	53	January 2024	Director
Bradley A. Keywell	56	January 2024	Director
Nick Khan	51	September 2023	Director, President, WWE
Steven R. Koonin	68	September 2023	Lead Independent Director
Jonathan A. Kraft	62	September 2023	Director
Sonya E. Medina	50	September 2023	Director
Nancy R. Tellem	73	September 2023	Director
Carrie Wheeler	54	September 2023	Director

Ariel Emanuel became the Chief Executive Officer and a director of TKO Group Holdings, Inc. on September 12, 2023 and was appointed Executive Chair in February 2024. Mr. Emanuel has also served as Executive Chairman of WME Group since March 2025. Mr. Emanuel has served as a member of the Board of Directors of Endeavor Group Holdings, Inc. (formerly NYSE-listed) and its predecessors since June 2009, and previously served as Chief Executive Officer of Endeavor from October 2017 to March 2025. He previously served as the Co-Chief Executive Officer of Endeavor from July 2014 to October 2017, and as Co-Chief Executive Officer of William Morris Endeavor Entertainment, LLC from 2009 to July 2014. Mr. Emanuel is also the founder of MARI, a global events and experiences company, and serves as the chair of its board. Mr. Emanuel previously served on the board of directors of ContextLogic Inc. (d/b/a Wish) (formerly Nasdaq-listed) and Live Nation Entertainment, Inc. (NYSE: LYV). Mr. Emanuel is a graduate of Macalester College. We believe that Mr. Emanuel is qualified to serve on our Board because of his extensive experience in the sports, media and entertainment industries and his prior service on public company boards.

Mark Shapiro became the President and Chief Operating Officer and a director of TKO Group Holdings, Inc. on September 12, 2023. Mr. Shapiro has also served as President and Managing Partner of WME Group since March 2025. Mr. Shapiro has served as a member of the Board of Directors of Endeavor Group Holdings, Inc. (formerly NYSE-listed) since March 2025. He previously served as President and Chief Operating Officer of Endeavor from April 2023 to March 2025 and as its President from December 2018 to March 2025. Prior to that, Mr. Shapiro served as Chief Executive Officer and Executive Producer at Dick Clark Productions from May 2010 to September 2014. From February 2006 through May 2010, he served as a Director, President, and Chief Executive Officer of Six Flags Entertainment Corporation (NYSE: FUN) and served as Executive Vice President of Programming and Production at ESPN from 2002 to May 2005. Mr. Shapiro currently serves as a member of the board of directors of MARI, a member of the board of trustees of Equity Residential (NYSE: EQR) and Chairman of Captivate Network. Mr. Shapiro previously served as a member of the board of directors of Live Nation Entertainment, Inc. (NYSE: LYV), Frontier Communications Corporation (Nasdaq: FYBR), Papa Johns International, Inc. (Nasdaq: PZZA), and Bright Lights Acquisition Corp., formerly a public special purpose acquisition company. Mr. Shapiro is a graduate of the University of Iowa. We believe that Mr. Shapiro is qualified to serve on our Board because of his extensive experience in the sports, media and entertainment industries and his prior service on public company boards.

Peter C.B. Bynoe became a director of TKO Group Holdings, Inc. on September 12, 2023. Mr. Bynoe has served in multiple roles, including as Senior Advisor and Equity Partner, at DLA Piper LLP (US), a global law firm, since March 1995. He previously served as Managing Director of Equity Group Investments, L.L.C. from September 2013 to December 2019 and as Managing Partner of the NBA’s Denver Nuggets from November 1989 to September 1992. Mr. Bynoe was a Partner and COO of Loop Capital Markets, an international investment banking firm, from January 2009 through August 2013. Mr. Bynoe has served on the board of directors of Flagship Communities Real Estate Investment Trust since October 2020, Ardent Health

Services, LLC since November 2015, Rush University Medical Center since November 1993, and the Goodman Theatre since March 1984. Ardent Health Services, LLC executed an IPO on July 18, 2024, and is now Ardent Health Partners, Inc. (NYSE: ARDT). Mr. Bynoe is the Chair of its Nominating & Governance Committee and serves on its Compensation Committee. He previously served on the board of directors of Frontier Communications, Inc. (Nasdaq: FYBR) from August 2007 to April 2021, Covanta Holding Corp. (NYSE: CVA) from June 2004 to January 2021, and Real Industry, Inc. (formerly Nasdaq-listed) from July 2013 to May 2018. Mr. Bynoe has served as the Chairman of Flagship Communities Real Estate Investment Trust since October 2020. Mr. Bynoe graduated with a Bachelor of Arts from Harvard College, a Juris Doctor from Harvard Law School and a Master of Business Administration from Harvard Business School. We believe that Mr. Bynoe is qualified to serve on our Board because of his extensive business, legal and public policy expertise.

Egon P. Durban became a director of TKO Group Holdings, Inc. on September 12, 2023. Mr. Durban has served as Co-Chief Executive Officer of Silver Lake, a global technology investment firm, since December 2019. Mr. Durban joined Silver Lake in 1999 as a founding principal and is based in the firm’s Menlo Park office. He serves on the boards of directors of Endeavor Group Holdings, Inc., formerly a public company, City Football Group, Dell Technologies Inc. (NYSE: DELL), Group 42, Qualtrics, TikTok USDS JV, Unity Software Inc. (NYSE: U), and Waymo. Previously, he served on the board of Skype, and was Chairman of its operating committee, served on the supervisory board and operating committee of NXP, and served on the boards of Motorola Solutions, Inc. (NYSE: MSI), MultiPlan, Pivotal Software, Inc. (formerly NYSE-listed), SecureWorks Corp. (formerly Nasdaq-listed) and Twitter Inc. (formerly NYSE-listed), and VMware, Inc. (formerly NYSE-listed). Prior to Silver Lake, Mr. Durban worked in Morgan Stanley’s Investment Banking Division. Mr. Durban graduated from Georgetown University with a B.S.B.A. in Finance. We believe that Mr. Durban is qualified to serve on our Board because of his strong experience in technology and finance, and his extensive knowledge of and years of experience in global strategic leadership and management of multiple companies.

Dwayne Johnson (also known by his stage name “The Rock”) became a director of TKO Group Holdings, Inc. on January 23, 2024. Mr. Johnson is an actor, film producer, entrepreneur and retired professional wrestler. Mr. Johnson started his career as a third-generation professional wrestler for World Wrestling Entertainment (f/k/a World Wrestling Federation) from 1996 until 2004. During that period, Mr. Johnson won multiple WWE titles and was instrumental to the success of the sport. Mr. Johnson’s success as a professional wrestler led to a career as an actor, producer and entrepreneur. Mr. Johnson develops, produces and stars in all forms of entertainment content via his production company, Seven Bucks Productions, LLC, which he co-founded in 2012. In addition to Seven Bucks Productions, LLC, Mr. Johnson has co-founded multiple business ventures, including ZOA Energy, LLC, an energy drink company, in partnership with Molson Coors Siete Bucks Spirits LLC, the liquor company that produces the premium tequila brand Teremana, in partnership with Mast-Jägermeister, and Papatui LLC, a men’s personal care brand. In 2020, Mr. Johnson co-led a consortium to acquire the XFL, a professional American football league, which re-launched in 2023 and combined with the USFL to become the United Football League. Mr. Johnson also founded the lifestyle brand and athletic apparel line “Project Rock.” In 2016 and 2019, Mr. Johnson was named by Time Magazine as one of the world’s most influential people. Mr. Johnson graduated from the University of Miami with a Bachelor of General Studies. Mr. Johnson is represented by talent agency WME, an affiliate of TKO. We believe that Mr. Johnson is qualified to serve on our Board because of his extensive sports, media and entertainment experience, his background as an entrepreneur, and his deep familiarity with the WWE business.

Bradley A. Keywell became a director of TKO Group Holdings, Inc. on January 23, 2024. Mr. Keywell is the founder of Uptake Technologies, Inc., an artificial intelligence software company that provides actionable insight to industrial operators, where he has served as Executive Chairman since 2015 and, from 2015 through

2019, was its Chief Executive Officer. Mr. Keywell is also the Founder of Gigawatt AI, Inc., where he has served as Chief Executive Officer since its inception in 2025. He is the founder of 1+1 Ventures, the business incubation, growth capital investment, and acquisition entity born out of Mr. Keywell’s family office. Mr. Keywell is a co-founder of Lightbank, an umbrella company for several venture capital and growth capital investing entities and, from 2012 through 2020, was a co-Managing Director. Mr. Keywell has founded or co-founded several other companies, including MediaOcean LLC (f/k/a MediaBank), a provider of integrated media procurement technology, where he served as the founding Chief Executive Officer, Echo Global Logistics, Inc. (Nasdaq: ECHO), where he served as founding Chief Executive Officer and was Chairman of the Board of Directors, and Groupon, Inc. (Nasdaq: GRPN), where he also served on its board of directors. In 2019, he was globally honored as the EY World Entrepreneur of the Year and was previously awarded the overall EY Entrepreneur of the Year in the United States. He was also named to the Technology Pioneer council by the World Economic Forum and was inducted into the Chicago Innovation Hall of Fame. Mr. Keywell is an Adjunct Professor at the University of Chicago Booth School of Business. Mr. Keywell graduated from the University of Michigan Ross School of Business with a B.B.A. degree, and received a J.D. degree from the University of Michigan Law School. We believe that Mr. Keywell is qualified to serve on our Board because of his extensive executive leadership experience and his background in technology innovation.

Nick Khan became a director of TKO Group Holdings, Inc. on September 12, 2023. Mr. Khan has served as President of WWE since September 2023 and served as Chief Executive Officer of WWE from January 2023 to September 2023. He previously served as one of WWE’s Co-CEOs from July 2022 to January 2023 and President & Chief Revenue Officer from August 2020 to July 2022. Mr. Khan also previously served as the Co-Head of the Television Department for Creative Artists Agency LLC (CAA) from 2012 until 2020. Prior to that, Mr. Khan was a practicing attorney. We believe that Mr. Khan is qualified to serve on our Board because of his previous experience with the WWE business and his extensive experience in sports broadcasting, media and entertainment.

Steven R. Koonin became a director of TKO Group Holdings, Inc. on September 12, 2023 and was appointed Lead Independent Director in February 2024. He has served as Chief Executive Officer of the Atlanta Hawks, LLC since April 2014. He has served on the board of directors of the Atlanta Police Foundation Inc since June 2021, the Metropolitan Atlanta Chamber of Commerce Inc since June 2014 and the Georgia Aquarium Inc (currently serving as Chairman) since June 2004. He also served on the board of directors of Rubicon Technologies, Inc. (NYSE: RBCN) from December 2012 to June 2022 and GameStop Corp. (NYSE: GME) from May 2007 to May 2020. Mr. Koonin previously served as a member of the Nominating and Corporate Governance Committee of WWE from July 2022 to September 2023 and the Compensation Committee of WWE from June 2021 to September 2023. Mr. Koonin graduated with a Bachelor of Science in Marketing from the University of Georgia. We believe that Mr. Koonin is qualified to serve on our Board because of his extensive executive leadership experience with media entertainment and consumer brands.

Jonathan A. Kraft became a director of TKO Group Holdings, Inc. on September 12, 2023. He has served as President of the Kraft Group LLC since July 1995. He currently serves on the board of directors for the Kraft Group and various of its affiliated companies since July 1990. Mr. Kraft also serves on the Board of Trustees of Mass General Brigham Incorporated since January 2017 (currently Vice Chair of the Board), Dexter Southfield Board of Trustees since June 2016, Harvard Business School’s Board of Advisors since June 2013, Massachusetts General Hospital (Mass General) since 2010 (served as Chair from 2019-2025), Williams College Investment Committee since October 2006 and Belmont Hill School Board of Trustees since June 2003. Mr. Kraft graduated with a Bachelor of Arts in History from Williams College and a Master of Business Administration from Harvard Business School. We believe that Mr. Kraft is qualified to serve on our Board because of his experience as a director on the boards of a vast array of companies.

Sonya E. Medina became a director of TKO Group Holdings, Inc. on September 12, 2023. Ms. Medina serves as the President and Chief Executive Officer of Reach Resilience, a position held since May 2022. In addition, Ms. Medina has served as a co-founder of Greenlight Growth Capital, LLC since January 2022, and as an independent consultant since July 2013. Previously, Ms. Medina served as the Vice President of Community & External Affairs at Silver Eagle Distributors (distributor of Anheuser Busch & Grupo Modelo products) from January 2009 to June 2013, Director of the AT&T Global Foundation from September 2006 to February 2008 and a White House commissioned officer in the capacity of Deputy Assistant to the President for

Domestic Policy and Director of Projects to the First Lady from January 2001 to August 2006 and from February 2008 to November 2008. She previously served on the board of directors of Delta Apparel, Inc. (formerly NYSE-listed) from April 2022 to June 2024, the Texas Tribune since April 2022, Texas 2036 from April 2022 to December 2025, Spurs Give since April 2021, Reach Resilience since July 2024, the Elizabeth Dole Foundation since February 2026, and Papa Johns International, Inc. (Nasdaq: PZZA) since October 2015. Ms. Medina also currently serves as a member of the Compensation and Nominating and Governance committees of Papa Johns International, Inc. (Nasdaq: PZZA) since May 2018 and September 2015, respectively, and she previously served on the Audit and Governance committees of Delta Apparel, Inc (formerly NYSE-listed) from April 2022 to June 2024. Ms. Medina earned a Bachelor of Science degree from Texas A&M University and a Masters of Public Health degree from Columbia University. We believe that Ms. Medina is qualified to serve on our Board because of her extensive experience as a director of public companies and corporate social responsibility, social impact, and brand management acumen.

Nancy R. Tellem became a director of TKO Group Holdings, Inc. on September 12, 2023. She has served as the Executive Chairperson of Eko (f/k/a Interlude US, Inc.), an interactive e-commerce software company since 2015. She previously served as President of Xbox Entertainment Studios from September 2012 through October 2014. Prior to that, she served as President of CBS Television Entertainment Group from May 1998 through June 2010. Ms. Tellem holds board and advisory positions including Eko, LeagueApps, ALLCITY Network since January 2022, BasBlue, Inc. since October 2021, Rocket Companies, Inc. since July 2020 and Sipur Studios, and is a board member of Cranbrook Art Academy and Museum and Visit Detroit. She also served as a director of Gores Guggenheim, Inc. prior to its merger with Polestar Automotive Holding UK PLC. Ms. Tellem earned a bachelor’s degree from University of California, Berkeley, and a J.D. degree from UC Hastings College of the Law. We believe that Ms. Tellem is qualified to serve on our Board because of her significant business and management expertise in the entertainment industry.

Carrie Wheeler became a director of TKO Group Holdings, Inc. on September 12, 2023. Ms. Wheeler also serves on the board of directors and on the audit committee of APi Group Corporation (NYSE: APG), a global provider of safety and specialty services, since October 2019. She previously served as Chairman and Chief Executive Officer and a board member of Opendoor Technologies Inc. (Nasdaq: OPEN) from December 2022 to August 2025, where she also served as Chief Financial Officer from September 2020 to December 2022. Ms. Wheeler also previously served as a member of Opendoor’s board of directors from October 2019 to September 2020. From 1996 to 2017, Ms. Wheeler was with TPG Global, a global private equity firm, including as a Partner and Head of Consumer and Retail Investing. She previously served on the board and audit committee of Dollar Tree, Inc. (Nasdaq: DLTR) from March 2019 to March 2022. Ms. Wheeler has also served on a number of other public and private company boards in the past. Ms. Wheeler received her Bachelor of Commerce with Honors degree from Queen’s University in Canada. We believe that Ms. Wheeler is qualified to serve on our Board because of her extensive executive and board experience.

Board Recommendation

The Board unanimously recommends a vote FOR the election of Mr. Emanuel, Mr. Shapiro, Mr. Bynoe, Mr. Durban, Mr. Johnson, Mr. Keywell, Mr. Khan, Mr. Koonin, Mr. Kraft, Ms. Medina, Ms. Tellem and Ms. Wheeler as directors to hold office until the 2027 Annual Meeting and until their respective successors have been duly elected and qualified.

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

The audit committee appoints our independent registered public accounting firm. In this regard, the audit committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to re-engage our current firm. As part of its evaluation, the audit committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, industry knowledge and experience of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; the firm’s global capabilities relative to our business; and the firm’s knowledge of our operations. KPMG LLP (“KPMG”) has served as our independent registered public accounting firm since 2024. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors and providing audit and permissible non-audit-related services. Upon consideration of these and other factors, the audit committee has appointed KPMG to serve as our independent registered public accounting firm for the year ending December 31, 2026.

Although ratification is not required by our amended and restated bylaws (the “Bylaws”) or otherwise, the Board is submitting the selection of KPMG to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and it is a good corporate governance practice. If our stockholders do not ratify the selection, it will be considered as notice to the Board and the audit committee to consider the selection of a different firm. Even if the selection is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of KPMG are expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

Change in Independent Registered Public Accounting Firm

As previously reported in our Current Report on Form 8-K, filed with the SEC on August 8, 2024 (the “Form 8-K”), upon the completion of a comprehensive selection process, the Audit Committee notified Deloitte & Touche LLP (“Deloitte”) that, effective upon the filing of the Company’s Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2024 with the SEC, Deloitte would be dismissed as the Company’s independent registered public accounting firm, On the same date, the Company appointed KPMG as its independent registered public accounting firm for the fiscal year ending December 31, 2024. The Company elected to change auditors in order to preemptively address specific auditor independence implications under the rules of the SEC that would result upon consummation of the take-private acquisition of Endeavor Group Holdings, Inc. by Silver Lake and other co-investors, which occurred on March 24, 2025, and the auditor change was not the result of work performed by Deloitte or matters involving the Company’s financial statements. The reports of Deloitte on the Company’s consolidated financial statements for the fiscal years ended December 31, 2022 and 2023, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In the fiscal years ended December 31, 2022 and 2023, and in the subsequent interim period through August 8, 2024, there were no: (1) “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the matter in its report on the consolidated financial statements for such years, or (2) “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K).

We provided Deloitte with a copy of the disclosures contained in the Form 8-K and requested that Deloitte furnish us with a letter addressed to the SEC stating whether it agrees with the statements contained therein. A copy of Deloitte’s letter, dated August 8, 2024, was filed as Exhibit 16.1 to the Form 8-K.

During the fiscal years ended December 31, 2022 and 2023, and the subsequent interim period through August 8, 2024, neither the Company nor anyone on its behalf consulted with KPMG with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Audit, Audit-Related, Tax and All Other Fees

The following table presents aggregate fees billed to us for the year ended December 31, 2025 and 2024 by our independent registered public accounting firm, KPMG:

	Year Ended December 31,
	2025	2024
Audit Fees	$4,714,629	$2,748,600
Audit-Related Fees	2,146,000	250,000
Tax Fees	56,000	-
All Other Fees	-	-

Total	$6,916,629	$2,998,600

Audit Fees

Audit fees in 2025 consisted of fees for (i) the audit of the Company’s annual consolidated financial statements included in the Company’s Annual Report on Form 10-K, (ii) the reviews of the Company’s interim consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, (iii) statutory audits for certain of the Company’s consolidated subsidiaries, and (iv) the review of documents filed with the SEC and certain accounting consultations in connection with the these audits.

Audit-Related Fees

Audit-related fees in 2025 consisted of professional services related to the Endeavor Asset Acquisition and due diligence services in connection with a business acquisition.

Tax Fees

Tax fees in 2025 consisted of compliance services and advisory services related to foreign tax matters.

Audit Committee Pre-Approval Policy and Procedures

The formal written charter for our audit committee requires that the audit committee pre-approve all audit services to be provided to us and all other services to be provided to us by our independent registered public accounting firm, other than de minimis non-audit services approved in accordance with applicable SEC rules.

The audit committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by our independent registered public accounting firm may be pre-approved. The Pre-Approval Policy generally provides that the audit committee will not engage our independent registered public accounting firm to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the audit committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by our independent registered public accounting firm has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the audit committee or by a designated member of the audit committee to whom the committee has delegated the authority to grant pre-approvals.

The chairperson of the audit committee, to whom the audit committee has delegated authority to make pre-approval decisions requested between meetings of the audit committee, must report any such pre-approval decisions to the audit committee at its next scheduled meeting. If circumstances arise where it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories or above the pre-approved amounts, the audit committee requires pre-approval for such additional services or such additional amounts. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the audit committee will consider whether such services are consistent with the SEC’s rules on auditor independence.

Board Recommendation

The Board unanimously recommends a vote FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for 2026.

AUDIT COMMITTEE REPORT

The audit committee operates pursuant to a charter which is reviewed annually by the audit committee. Additionally, a brief description of the primary responsibilities of the audit committee is included in this Proxy Statement under the discussion of “Corporate Governance—Audit Committee.” Under the audit committee charter, management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

In the performance of its oversight function, the audit committee reviewed and discussed with management and KPMG, as the Company’s independent registered public accounting firm, the Company’s audited financial statements for the fiscal year ended December 31, 2025. The audit committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the audit committee received and reviewed the written disclosures and the letters from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding such independent registered public accounting firm’s communications with the audit committee concerning independence, and discussed with the Company’s independent registered public accounting firm their independence from the Company.

Based upon the review and discussions described in the preceding paragraph, the audit committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors:

Carrie Wheeler (Chair)

Nancy R. Tellem

Sonya E. Medina

EXECUTIVE OFFICERS

The table below identifies and sets forth certain biographical and other information regarding our executive officers as of April 23, 2026. There are no family relationships among any of our executive officers or directors.

Executive Officer	Age	Position	In Current Position Since
Ariel Emanuel	65	Executive Chair and Chief Executive Officer	2024 (Executive Chair) and 2023 (CEO)
Andrew Schleimer	48	Chief Financial Officer	2023
Mark Shapiro	56	President and Chief Operating Officer	2023
Seth Krauss	55	Chief Administrative Officer & Senior Counsel to the Board of Directors and Senior Management	2025

See page 10 of this Proxy Statement for Ariel Emanuel’s and Mark Shapiro’s biographies.

Andrew Schleimer is the Chief Financial Officer of TKO Group Holdings, Inc. and has served in that position since September 2023. He previously served as the Chief Financial Officer of UFC from September 2016 to November 2023. He has also served as the Chief Financial Officer of Endeavor Group Holdings, Inc. since August 2025, and he served as Deputy Chief Financial Officer of Endeavor Group Holdings, Inc. from February 2021 to September 2023. From July 2014 to September 2016, Mr. Schleimer served as the Executive Vice President & Chief Financial Officer of Digital Turbine, Inc. (Nasdaq: APPS), a provider of end-to-end solutions for mobile technology companies to enable advertising and monetization functions. From October 2012 to July 2014, Mr. Schleimer served as an advisor and advisory board member of Digital Turbine, Inc. (formerly known as Mandalay Digital Group). From September 2010 to October 2012, Mr. Schleimer served as the Executive Vice President of Strategic Development of Dick Clark Productions. From January 2006 to July 2010, Mr. Schleimer served as the Executive Vice President of Strategic Development & In-Park Services for Six Flags Entertainment Corporation (NYSE: FUN). Mr. Schleimer currently serves as a member of the board of directors of MARI, and a member of the audit committee of Endeavor Group Holdings, Inc. Mr. Schleimer began his career in investment banking at UBS Financial Services as part of the M&A group, with a particular focus on media and entertainment. Mr. Schleimer graduated from Cornell University with a Bachelor of Science in Hotel and Restaurant Management, with a focus on real estate finance.

Seth Krauss is the Chief Administrative Officer & Senior Counsel to the Board of Directors and Senior Management of TKO Group Holdings, Inc. and has served in that position since January 2025. He previously served as TKO Group Holdings, Inc.’s Chief Legal and Administrative Officer from September 2023 until January 2025. He also serves as Chief Administrative Officer & Senior Counsel to the Board of Directors and Senior Management of Endeavor Group Holdings, Inc., a position he has held since January 2024, after serving as Endeavor Group Holdings, Inc.’s Chief Legal Officer from June 2014 until October 2023 and as its Chief Legal and Administrative Officer from October 2023 to December 2023. From March 2007 to June 2014, he served as the Executive Vice President and General Counsel of Take Two Interactive Software Inc. (Nasdaq: TTWO). From March 2004 through March 2007, he served in the Legal and Compliance Division of Morgan Stanley, first as Vice President and Counsel and then as Executive Director and Counsel. From 1995 until joining Morgan Stanley in March 2004, Mr. Krauss served as an Assistant District Attorney and Senior Investigative Counsel in the New York County District Attorney’s Office. Mr. Krauss currently serves as a member of the board of directors of the Minority Corporate Counsel Association. He previously served as a member of the board of directors of the Center for Family Representation and as a member of the board of trustees of Duke

University in Durham, North Carolina. Mr. Krauss graduated with a Bachelor of Arts both in History and in Political Science from Duke University and a Juris Doctor from the Washington University in St. Louis School of Law.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines. A copy of these Corporate Governance Guidelines can be found in the “Governance—Governance Documents” section of the “Investors” page of our website located at www.tkogrp.com, or by writing to our Secretary at our offices at 200 Fifth Avenue, 7th Floor, New York, NY 10010. Among the topics addressed in our Corporate Governance Guidelines are:

•	Director independence	•	Board access to senior management

•	Executive sessions of non-management directors	•	Board access to advisors

•	Board leadership structure	•	Board self-evaluations

•	Director qualification standards and additional selection criteria	•	Board meetings

•	Director orientation and continuing education	•	Meeting attendance by directors and non-directors

•	Limits on board service	•	Meeting materials
•	Material change of principal occupation	•	Board committees, responsibilities and independence

•	Term limits	•	Succession planning

•	Director responsibilities	•	Interested persons’ communication with the Board

•	Director compensation

Board Leadership Structure

Our Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chairperson of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of the Company and its stockholders. If the Chairperson of the Board is a member of management or does not otherwise qualify as independent, our Corporate Governance Guidelines provide that the independent directors of the Board may appoint a lead independent director (the “Lead Director”). The Lead Director’s responsibilities include, but are not limited to: presiding over all meetings of the Board at which the Chairperson of the Board is not present, including any executive sessions of the independent directors; approving Board meeting schedules and agendas; and acting as the liaison between the independent directors and the Chief Executive Officer and Chairperson of the Board. Our Corporate Governance Guidelines provide that, at such times as the Chairperson of the Board qualifies as independent, the Chairperson of the Board will serve as Lead Director.

Our Chief Executive Officer, Ariel Emanuel, serves as Executive Chair of the Board, and Steven R. Koonin serves as Lead Director, a structure that the Board believes is currently in the best interests of the Company and its stockholders. The Board considered its leadership structure and believes that the Company and its stockholders are best served by having Mr. Emanuel serve as both Executive Chair of the Board and Chief Executive Officer, with Mr. Koonin as Lead Director. The Board believes that this structure gives the Board and management unified leadership and direction, and is tailored to present a single, clear focus for the execution of the Company’s strategic initiatives and business plans. In addition, because Mr. Emanuel manages the day-to-day operations of the Company and is responsible for executing the Company’s business strategy, the Board believes it is most functional and efficient that Mr. Emanuel presides at the meetings of the Board. In addition, a strong, independent Lead Director with clearly defined duties and responsibilities can help further enhance the contributions of the Company’s independent directors, and Mr. Koonin’s extensive executive leadership experience with media entertainment and consumer brands together with his bench of experience serving on public company boards helps play a pivotal role as independent Lead Director in administering the Board’s risk oversight responsibility. For these reasons, the Board has concluded that our current leadership structure is appropriate at this time.

We recognize that different leadership structures may be appropriate for companies in different situations, and that the appropriate leadership structure may vary based on several factors, such as a company’s size, industry, operations, history and culture. We believe that no one structure is suitable for all companies. Accordingly, the Board will continue to periodically review our leadership structure in light of these factors and the then-current environment and make such changes in the future as it deems appropriate and in the best interests of the Company and its stockholders.

Controlled Company Exemption

Because Endeavor Group Holdings, Inc. and its controlling shareholder, Silver Lake, control more than 50% of our combined voting power for the election of directors, we are considered a “controlled company” for the purposes of the NYSE’s rules and corporate governance standards. As a “controlled company,” we are permitted to, and intend to, elect not to comply with certain corporate governance requirements of the NYSE, for example, those that would otherwise require that we establish a nominating and corporate governance committee composed entirely of independent directors. Additionally, we may elect to rely on additional exemptions for so long as we remain a “controlled company.” Accordingly, holders of our Class A common stock will not have the same protections afforded to stockholders of companies that are subject to all of the rules and corporate governance standards of NYSE, and the ability of our independent directors to influence its business policies and affairs may be reduced.

Director Independence

Under our Bylaws, a director qualifies as “independent” if such director (a) is qualified as an independent director under the NYSE rules and (b) is not (x) an affiliate, equity security or interest holder, partner, member (in the case of each of the foregoing other than in respect of less than 5% of the voting or economic interest of the applicable person) of TKO OpCo, Endeavor Group Holdings, Inc., TKO or any of their respective affiliates and (y) any employee, director, officer, or an immediate member of family (as applicable) of any person described in (x) or of TKO OpCo, Endeavor Group Holdings, Inc. or any of their respective affiliates.

Under the NYSE rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with us or any of our subsidiaries. In addition, the director must meet the bright-line tests for independence set forth by the NYSE rules. The Board has undertaken a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities as well as the independence of such directors under our Bylaws. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, the Board has determined that none of Mr. Bynoe, Mr. Keywell, Mr. Koonin, Mr. Kraft, Ms. Medina, Ms. Tellem and Ms. Wheeler, seven of our 12 directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors qualifies as “independent” as that term is defined under the rules of the NYSE and under our Bylaws. In making these determinations, the Board considered the relationships that each non-employee director has with us and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the director’s beneficial ownership of our common stock and the relationships of our non-employee directors with certain of our significant stockholders. In making the director independence determinations regarding Mr. Koonin, the Board considered that he serves as the Chief Executive Officer of Atlanta’s State Farm Arena, which hosts certain of our live events in the ordinary course of business, on arm’s-length terms and in amounts and under other circumstances (including that Mr. Koonin had no direct or indirect material interest in the transactions) that the Board determined did not affect Mr. Koonin’s independence. In making the director independence determinations regarding Mr. Kraft, the Board considered that he serves as President of The Kraft Group LLC, which owns subsidiaries and/or businesses with which we enter into commercial transactions in the ordinary course of business, on arm’s-length terms and in amounts and under other circumstances (including that Mr. Kraft had no direct or indirect material interest in the transactions) that the Board determined did not affect Mr. Kraft’s independence.

Board Committees

Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee, each of which has the composition and the responsibilities described below. In addition, from time to time, special committees may be established under the direction of our Board when necessary to address specific issues. Each of the Audit Committee, the Compensation Committee and the Nominating Committee operates under a written charter.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Ariel Emanuel	—	—	X
Mark Shapiro	—	—	Chair
Peter C.B. Bynoe	—	X	—
Nick Khan	—	—	X
Steven R. Koonin(1)	—	Chair	—
Sonya E. Medina	X	X	—
Nancy R. Tellem	X	—	—
Carrie Wheeler	Chair	—	—

(1)	Lead Independent Director

Audit Committee

Our Audit Committee is responsible for overseeing our corporate accounting and financial reporting process and assisting the Board in its oversight of (i) the quality and integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications, performance and independence; and (iv) the design and implementation of the Company’s internal audit function and the performance of the Company’s internal audit function. The Audit Committee is responsible for, among other things:

•	appointing, compensating, retaining and overseeing the work of our independent auditor;

•	discussing with our independent auditor any audit problems or difficulties and management’s response;

•

pre-approving all audit and non-audit services provided to us by our independent auditor (other than those provided pursuant to appropriate preapproval policies established by the Audit Committee or exempt from such requirement under SEC rules);

•	reviewing and discussing our annual and quarterly financial statements with management and our independent registered public accounting firm;

•

discussing and reviewing our periodic assessment of our key risk areas and providing oversight and accountability with respect to the execution of appropriate plans to mitigate and/or address such risks; and

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

The Audit Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time. The Audit Committee has the authority to engage independent legal, accounting and other advisors as it deems necessary or appropriate to assist in carrying out its responsibilities, and we must pay the compensation of such advisors.

The members of our Audit Committee are Ms. Tellem, Ms. Wheeler and Ms. Medina, with Ms. Wheeler serving as chair. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the NYSE. Our Board has affirmatively determined that each of Ms. Tellem, Ms. Wheeler and Ms. Medina qualifies as “independent” under NYSE’s additional standards applicable to audit committee members and Rule 10A-3 of the Exchange Act. In addition, our Board has determined that Ms. Wheeler qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee

Our Compensation Committee (i) oversees the discharge of the responsibilities of the Board relating to the Company’s compensation policies, plans and programs and (ii) reviews and assists in the determination of the compensation to be paid to executive officers and directors, as applicable. Specific responsibilities of the Compensation Committee include, among other things:

•

reviewing and approving (or making recommendations to the Board to approve) the salary, cash incentive compensation, equity-based awards and employment agreement of the Company’s Chief Executive Officer (the “CEO”);

•	reviewing and making recommendations to the Chief Executive Officer for approval regarding the salary and cash incentive compensation for the executive officers of the Company, other than the CEO;

•	reviewing, considering the recommendation of the CEO, and approving of the equity-based compensation of the executive officers of the Company other than the CEO; and

•	reviewing and recommending to the Board the compensation of directors.

The members of our Compensation Committee are Mr. Bynoe, Mr. Koonin and Ms. Medina, with Mr. Koonin serving as chair. Our Board has determined that each of Mr. Bynoe, Mr. Koonin and Ms. Medina qualifies as “independent” under NYSE’s additional standards applicable to compensation committee members and is a “non-employee director” as defined in Section 16b-3 of the Exchange Act.

The Compensation Committee generally considers the Chief Executive Officer’s recommendations when making decisions regarding the equity compensation of the Company’s executive officers (other than the Chief Executive Officer) and will review and make recommendations to the Chief Executive Officer for approval of the salary and cash incentive compensation for such other executive officers. The Compensation Committee will review, consider the recommendation of the CEO and approve the equity-based compensation for such other executive officers. For additional information, see “Executive Compensation—Compensation Discussion and Analysis—Setting Executive Compensation.” The Compensation Committee may also delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time. The Compensation Committee has the authority to engage independent legal, accounting and other advisors as it deems necessary or appropriate to assist in carrying out its responsibilities, and we must pay the compensation of such advisors.

Compensation Consultants

In accordance with its authority, the Compensation Committee engaged Pay Governance LLC (“Pay Governance”) regarding executive compensation for our named executive officers (“NEOs”) and as described under “Executive Compensation—Compensation Discussion and Analysis—Setting Executive Compensation.” The Compensation Committee evaluated whether the work provided by Pay Governance raised any conflict of interest for services performed during 2025 and determined that it did not.

Additionally, during 2025, Pay Governance did not provide any services to us other than regarding executive and director compensation and broad-based plans that do not discriminate in scope, terms, or operation, in favor of our executive officers or directors, and that are available generally to all salaried employees.

Nominating and Corporate Governance Committee

Our Nominating Committee is responsible for overseeing the selection of persons to be nominated to serve on the Board. The Nominating Committee will consider persons identified by its members, directors, executive officers, shareholders and others. Specific responsibilities of the Nominating Committee include, among other things and subject to the provisions of the Company’s organizational documents:

•	identifying and evaluating candidates, including the nomination of incumbent directors for re-election and nominees recommended by stockholders, to serve on the Board;

•	considering and making recommendations to the Board regarding the composition and chairmanship of the committees of the Board and its committees;

•	developing and making recommendations to the Board regarding corporate governance guidelines; and

•	overseeing periodic evaluations of the performance of the Board, including its individual directors and committees.

The members of our Nominating Committee are Mr. Emanuel, Mr. Khan and Mr. Shapiro, with Mr. Shapiro serving as Chair. As a “controlled company” within the meaning of NYSE rules, the Company is permitted to, and has elected to, not comply with the requirement to establish a nominating and corporate governance committee composed of entirely independent directors.

Board of Directors and Committee Meetings and Attendance

During fiscal year 2025, our Board met five times, the Audit Committee met six times, the Compensation Committee met seven times and the Nominating Committee did not meet. In 2025, each of our incumbent directors attended at least 75% of the meetings of the Board and committees on which he or she then served as a member, with the exception of Mr. Johnson, who was unable to attend several board meetings due to prior business commitments.

Executive Sessions

At least once a year, the independent directors meet in an executive session that excludes management and any non-independent directors. A director designated by the independent directors presides at the executive sessions. In addition, the non-management directors meet at regularly scheduled executive sessions.

Director Attendance at Annual Meeting of Stockholders

We do not have a formal policy regarding the attendance of our Board members at our annual meetings of stockholders, but we expect all directors to make every effort to attend any meeting of stockholders. Eight of our directors attended our annual meeting of stockholders held in 2025.

Director Nominations Process

The Nominating Committee is responsible for nominating candidates to serve on the Board and its committees. In considering whether to nominate any particular candidate to serve on the Board or its committees, the Nominating Committee considers the criteria set forth in our Corporate Governance Guidelines.

Specifically, the Nominating Committee considers candidates of high integrity and good judgment who have a record of accomplishment in their chosen fields, and who display the independence of mind and strength of character to effectively represent the best interests of all stockholders and provide practical insights and diverse perspectives and may take into account many factors, including, but not limited to: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other Board members; diversity of background and perspective; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. In determining whether to recommend a director for re-election, the Nominating Committee may also consider the director’s tenure, performance, past attendance at meetings and participation in and contributions to the activities of the Board and its committees. We aim to review a variety of qualified candidates from different backgrounds, and do not have a formal diversity policy. The Nominating Committee evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. In determining whether to recommend a director for re-election, the Nominating Committee may also consider potential conflicts of interest with the candidates’ other personal and professional pursuits.

In identifying prospective director candidates, the Nominating Committee may seek referrals from other members of the Board, management, stockholders and other sources, including third party recommendations. The Nominating Committee also may, but need not, retain a third-party search firm in order to assist it in identifying candidates to serve as directors of the Company. The Nominating Committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the Nominating Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness. In connection with its annual slate of nominees, the Nominating Committee also may assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board. Each of the director nominees to be elected at the Annual Meeting was evaluated in accordance with our standard review process for director candidates in connection with their initial appointment and their nomination for re-election at the Annual Meeting.

When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Nominating Committee to satisfy its oversight responsibilities effectively in light of our business and structure, the Nominating Committee focused primarily on the information discussed in each of the Board members’ biographical information set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the Nominating Committee’s nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the Annual Meeting.

The Nominating Committee will consider director candidates recommended by stockholders. The Nominating Committee will review and evaluate information available to it regarding candidates proposed by stockholders and will apply the same criteria and follow substantially the same process in considering them as it does in considering other director candidates. Stockholders wishing to propose a candidate for consideration may do so by submitting their recommendation to the attention of the Secretary, TKO Group Holdings, Inc., 200 Fifth Avenue, 7th Floor, New York, New York 10010.

Board Role in Risk Oversight
The Board of Directors has overall responsibility for risk oversight, including, as part of regular meetings, general oversight of executives’ management of risks relevant to the Company. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the directors in reviewing our business strategy is an integral aspect of the directors’ assessment of management’s tolerance for risk and its determination of what constitutes an appropriate level of risk for the Company. The Board has overall responsibility for risk oversight, and, on an ongoing basis, review key long- and short-term material risks, and are supported in this function primarily by its committees.
The Audit Committee assists with risk oversight by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements and internal control over financial reporting and disclosure controls and procedures, the surveillance of administrative and financial controls, our compliance with legal and regulatory requirements, our cybersecurity risk and other risks affecting the Company. Through its regular meetings with management and relevant Company personnel, including, for example, the finance, legal, internal audit, tax, compliance and information technology functions, the Audit Committee reviews and discusses significant areas of our business and summarizes for the Board areas of risk and the appropriate mitigating factors. In addition, the Board regularly receives detailed operating performance reviews, including with respect to existing and emerging material risks, from management.
Committee Charters and Corporate Governance Guidelines
Our Corporate Governance Guidelines, charters of the Audit Committee, Compensation Committee and Nominating Committee and other corporate governance information are available under the Governance section of the Investor page of our website,
investor.tkogrp.com
, or by writing to our Secretary at our offices at 200 Fifth Avenue, 7 th
Floor, New York, NY 10010.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics (the “TKO Code”) applicable to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions. In addition, (i) those employed by Zuffa LLC, which owns and operates the UFC, and its subsidiaries and by Trans World International, LLC and its subsidiaries, which own and operate Professional Bull Riders, On Location, IMG and other businesses, are also subject to the Endeavor Group Holdings, Inc. Code of Conduct (the “Endeavor Code”), and (ii) those employed by WWE and its subsidiaries are also subject to WWE’s Code of Business Conduct (the “WWE Code”). A copy of each of the foregoing-referenced codes are available on or through the Investor page of our website,
investor.tkogrp.com.
We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of the TKO Code on our website rather than by filing a Current Report on Form 8-K.
Anti-Hedging Policy
We have adopted an Insider Trading Compliance Policy (the “Insider Trading Policy”), which applies to all of our directors, officers and employees. The policy, among other things, prohibits our directors, officers and employees from purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities. All such transactions involving our equity securities, whether such securities were granted as compensation or are otherwise held, directly or indirectly, are prohibited.
Insider Trading Compliance Policy
Our Insider Trading Policy governs the purchase, sale and other dispositions of the Company’s securities and applies to all
officers, directors and employees of the Company and its subsidiaries. We believe the policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations. The Company also follows internal procedures for the repurchase of its securities. A copy of the Insider Trading Policy is attached as Exhibit 19.1 to our Annual Report on Form
10-K
for the fiscal year ended December 31, 2025.
Stock Ownership Policy
On November 3, 2025, the Compensation Committee adopted a Stock Ownership Policy (the “Stock Ownership Policy”) applicable to our non-employee
directors who qualify as independent (under our Bylaws) and named executive officers. The Stock Ownership Policy requires such non-employee
directors to maintain beneficial ownership of shares with a value equal to five times their annual cash retainer and named executive officers to maintain beneficial ownership of shares with a value equal to six times annual base salary for our Chief Executive Officer and two times annual base salary for all other named executive officers. Each individual must come into compliance with the policy within five years from the later of (i) the date of adoption of the Stock Ownership Policy and (ii) such individual’s appointment as a non-employee
director who qualifies as independent (under our Bylaws) or named executive officer, as applicable. The Stock Ownership Policy is intended to promote alignment between the interests of our directors and executive officers and those of our stockholders.
As of December 31, 2025, all of our
non-employee
directors and named executive officers have either met
the
applicable minimum ownership requirement under the Stock Ownership Policy or are on track to meet it within the required timeframe.
Communications by Interested Parties
Any Company stockholder or other interested party who desires to communicate with our Board or non-management
or independent members of our Board, may do so by addressing such communications to the intended recipient by name or position in care of: TKO Group Holdings, Inc., to the attention of the Chief Legal Officer, 200 Fifth Avenue, 7th Floor, New York, New York 10010. The Chief Legal Officer will forward such communications to the appropriate party.

COMPENSATION COMMITTEE REPORT OF OUR DIRECTORS

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis and, based on such review and discussion, have determined that the Compensation Discussion and Analysis should be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Submitted by the Compensation Committee of the Company’s Board of Directors:

Steven R. Koonin (Chair)

Peter C.B. Bynoe

Sonya E. Medina

EXECUTIVE COMPENSATION

Executive Summary

We believe that our unique business model gives us a competitive advantage in the industries in which we operate. To maintain such advantage across all of our segments, we believe it is imperative to retain key management whose skill sets are uniquely suited to our business model. As such, the retention and incentivization of our named executive officers was a key consideration of our compensation decisions in 2025. We believe our compensation in 2025 was representative of, and an appropriate award for, our financial and operational successes during 2025 as described below.

2025 Financial and Operating Highlights

Fiscal year 2025 was a year of continued growth in our key businesses, with several financial and operational achievements that evidenced our continued focus on key drivers of the business for both 2025 and beyond. Of particular note were the following:

Increases in UFC and WWE Revenue

•

Consolidated revenue for the Company for the year ended December 31, 2025 was $4,735.2 million, as compared to $4,884.2 million for the year ended December 31, 2024. Increases in revenue at UFC and WWE reflect meaningful momentum in both businesses and we believe that we are well positioned with long-term media rights agreements in place and operational strength across TKO. Further, the increases at UFC and WWE underscored the durability of our intellectual property, reflected in the success of our live events and global partnerships.

•

UFC revenue increased by $96.0 million, or approximately 7%. This increase was primarily driven by $62.9 million of higher partnership revenue from new sponsors and increases in fees from renewals, as well as $28.3 million of increased media rights, production and content revenue from higher media rights fees. This increase was also driven by $12.5 million of greater live event revenue driven by higher site fee revenue associated with certain international events, including Fight Night events held in Baku, Azerbaijan and Doha, Qatar, partially offset by lower ticket sales revenue driven by holding one less numbered event as well as the impact of UFC 306 in the prior year, which was a marquee event at Sphere in Las Vegas.

•

WWE increased revenue by $311.3 million, or approximately 22%. This increase was primarily driven by $135.1 million of increased media rights, production and content revenue primarily associated with domestic and international rights fees for WWE’s programs, Raw, SmackDown and NXT, as well as rights fees associated with WWE’s Premium Live Events, including the new content distribution agreement with ESPN that became effective in September 2025. This revenue increase was also driven by $76.7 million of higher partnership revenue from new sponsors and increases in fees from renewals and $74.3 million of greater live event revenue as a result of higher ticket sales revenue, and $25.3 million of increased consumer products licensing related to the sale of WWE-branded products.

•	While revenue at the IMG segment decreased by $602.9 million, this was primarily attributable to revenue recorded in the prior year period for the 2024 Paris Olympics.

Significant Increases in Net Income and Adjusted EBITDA

•	Net Income increased by $792.0 million for the year ended December 31, 2025, from a net loss of $245.8 million for the year ended December 31, 2024.

•

Adjusted EBITDA increased by $503.4 million, or 46.5%, to $1,585.3 million for the year ended December 31, 2025 compared to the year ended December 31, 2024. In particular, Adjusted EBITDA increased across various segments as follows:

•	UFC Adjusted EBITDA increased by $50 million, or 6.2%, to $851 million for the year ended December 31, 2025 compared to the year ended December 31, 2024.

•	WWE Adjusted EBITDA increased by $215.4 million, or 31.6%, to $896.5 million for the year ended December 31, 2025 compared to the year ended December 31, 2024.

•	IMG Adjusted EBITDA increased by $208.0 million, or 433.3%, to $160 million for the year ended December 31, 2025 compared to the year ended December 31, 2024.

•	Corporate Adjusted EBITDA for the year ended December 31, 2025 increased by $30.0 million, or 8.5%, compared to the year ended December 31, 2024.

Noteworthy Strategic Activity

•	Robust and Sustained Capital Return Program

•	Returned over $1 billion to shareholders.

•	Initiated and then doubled quarterly cash dividend program, making approximately $185 million of dividend payments to Class A shareholders in 2025.

•	Completed approximately $867 million of share repurchases in 2025 through a combination of an accelerated share repurchase plan, 10b5-1 trading plan and a privately negotiated transaction.

•	Significant Media Rights Increases

•

TKO signed a landmark media rights agreement with Paramount for UFC’s U.S. rights that is valued at $7.7 billion over seven years. Starting in 2026, Paramount exclusively distributes UFC’s full slate of 13 marquee numbered events and 30 Fight Nights in the United States via its streaming platform, Paramount+, with select numbered events being simulcast on CBS, America’s leading broadcast network.

•	UFC and Paramount expanded their partnership to include Latin America, including Brazil, and Australia starting in 2026.

•

WWE and ESPN reached a landmark $1.625 billion rights agreement for ESPN platforms to become the exclusive U.S. domestic home of all WWE Premium Live Events, including WrestleMania, which commenced in Q3 2025.

•

Secured an exclusive deal with Paramount, which began in January 2026, for the distribution of a full slate of Zuffa Boxing events starting with 12 cards, with plans to grow that number in subsequent years. The bouts are available via Paramount+, with the potential for select events to be simulcast on CBS and other Paramount platforms.

•	PBR and Paramount announced a landmark five-year media rights deal with live coverage of the full PBR Unleash The Beast season.

•	Integration of Acquisitions & Strategic Investments

•	TKO completed the acquisition of IMG, On Location, and PBR from Endeavor Group Holdings, Inc. and successfully executed on its integration and cost synergies plan.

•

TKO and Sela, a leading entertainment conglomerate, formed a multi-year partnership to establish a new boxing promotion, Zuffa Boxing, that will provide a premier platform for both leading boxers and prospects in the sport.

•	WWE acquired leading Mexican lucha libre promotion AAA, in partnership with Mexico-based sports and entertainment holding company, Fillip.

•	Notable Events and Financial Incentive Packages (FIPs / site fees)

•	In April 2025, WrestleMania 41 became the highest grossing event in WWE history.

•	In August 2025, secured an agreement to bring three UFC events to the Delta Center in Salt Lake City through 2026.

•

In September 2025, extended multi-year partnership with T-Mobile Arena through 2030, which reinforces the venue’s status as the official home for UFC and WWE in Las Vegas; the renewed agreement guarantees a minimum of four annual UFC events and two WWE events at the iconic arena.

•

In September 2025, secured a partnership with Galaxy Macau to hold three UFC Fight Nights in Macau over four years from 2026 through 2029, following the success of UFC’s Fight Night held in Macau in 2024.

•	Landmark Partnerships

•	UFC and WWE exceeded well over $450 million in global partnerships revenue in 2025.

•	During the year, signed new partners and expanded relationships with existing partners, including Polymarket, DoorDash, Ram Trucks, Meta, Monster Energy, Fanatics, Minute Maid, and Mattel.

The effective leadership of our named executive officers was critical to our success in achieving these financial results and strategic activity milestones and, as a result, was a key factor when establishing incentive compensation levels and determining the compensation for our named executive officers for 2025, as further described below.

For a reconciliation of the differences between Adjusted EBITDA and the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles in the United States (“GAAP”) and the reasons why our management believes that presentation of Adjusted EBITDA provides useful information regarding our financial condition and results of operations, see Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operation-Non-GAAP Financial Measures” on pages 57 and 58 of our Annual Report.

Compensation Discussion and Analysis
This compensation discussion and analysis describes our executive compensation program for our named executive officers in respect of the period commencing on January 1, 2025 through December 31, 2025, which we refer to herein as “fiscal year 2025,” and includes a discussion of our compensation objectives and philosophy and provides context for the compensation actions reflected in the tabular disclosure that follows.
Our named executive officers for fiscal year 2025 were as follows:

Name	Age	Title
Ariel Emanuel	65	Executive Chair and Chief Executive Officer
Andrew Schleimer	48	Chief Financial Officer
Mark Shapiro	56	President and Chief Operating Officer
Seth Krauss	55	Chief Administrative Officer & Senior Counsel to the Board of Directors and Senior Management
Compensation Objectives and Philosophy
Our compensation structure is intended to promote a
pay-for-performance
approach and includes elements designed to align the interests of our named executive officers with those of our stockholders, motivate our named executive officers to achieve or exceed our targeted financial and strategic performance objectives and reward them for their achievements when those objectives are met. To help achieve these objectives, a meaningful portion of our named executive officers’ compensation is at-risk
and provided in the form of both short-term variable or performance-based compensation and equity awards, the value of which is tied to the equity appreciation of our business. Further, our named executive officers’ involvement in, and support of key strategic activity is considered when making determinations of any discretionary cash bonus awards.
The overall level of total compensation for our named executive officers is intended to be competitive with the compensation paid to executives in the industries in which we compete for talent, subject to variation for factors such as the individual’s experience, performance, duties and scope of responsibilities, prior contributions and future potential contributions to our business. Our compensation plans are designed to align with our business strategies, taking into account external market conditions. With these principles in mind, we structure our compensation program to offer competitive total pay packages that we believe enabled us to attract a strong leadership team and will enable us to retain and motivate the team, and to ensure its stability, which is vital to the success of our business.
Setting Executive Compensation
Compensation from the Company for Mr. Emanuel is reviewed and approved by our Compensation Committee of the Board (taking into account his employment agreement). As to compensation from the Company for Messrs. Shapiro, Schleimer and Krauss, target amounts were set by our Compensation Committee (taking into account their employment agreements), with the actual cash compensation amounts determined by Mr. Emanuel and actual equity compensation amounts recommended by Mr. Emanuel and approved by our Compensation Committee. The Board, Compensation Committee or applicable delegate authorized to review and/or approve compensation matters is herein referred to as the “Governing Body.” The Governing Body consults with management from time to time on compensation-related decisions (including annual bonus determinations).
In fiscal year 2025, the Compensation Committee engaged Pay Governance to provide market data for comparable positions in connection with making recommendations to the applicable Governing Body regarding certain aspects of the executive compensation for our named executive officers. In May 2025, Pay Governance used market data to update the peer group, based on media and entertainment industry-specific (media and live event/experience) companies. As there are few direct competitors in live sports operating as independent public companies, the peer group was developed to include companies featuring business focuses similar to TKO, including: sports and entertainment; live events; content creation and distribution; and licensing and partnerships that create significant value. Also, the peer group was developed to include, where possible, companies with similar high-value characteristics as TKO (e.g., comparable Market Cap, EBITDA, or Market
Cap-to-Revenue
ratio). As a result, the peer group includes several companies with larger revenues than TKO. The limited number of direct competitors and TKO’s premium valuation and strong profit profile suggested that defining a peer group set strictly based on revenue was inappropriate. The Company utilized this data as a broad frame of reference to evaluate competitiveness of its executive compensation structure and to determine the annual bonuses in respect of fiscal year 2025 and overall compensation for fiscal year 2025. The peer group used by Pay Governance and considered by the Governing Body included the following companies:

Company	Ticker
DraftKings Inc.	DKNG
Churchill Downs Incorporated	CHDN
Electronic Arts Inc.	EA
Fox Corporation	FOXA
Liberty Media Corporation	FWONA, FWONK, LSXMA, LLYVA, LLYVK
Lions Gate Entertainment Corp.	LGF.A
Live Nation Entertainment, Inc.	LYV
Madison Square Garden Sports Corp.	MSGS
Paramount Global	PARA
Roku, Inc.	ROKU
Sirius XM Holdings Inc.	SIRI
Take-Two Interactive Software, Inc.	TTWO
Warner Bros. Discovery, Inc.	WBD
Warner Music Group Corp.	WMG
In addition to the peer group referenced above, the Compensation Committee also reviewed pay levels from larger companies in the entertainment industry to ensure a full understanding of the competitive landscape for talent. These companies included Comcast Corporation, the Walt Disney Company and Netflix, Inc.
In fiscal year 2025, in setting an individual named executive officer’s compensation package and determining the relative allocation among different elements of compensation, the applicable Governing Body, with the consultation of our compensation consultants and/or management where appropriate, considers several factors, including, but not limited to:

•	the scope of each named executive officer’s role and responsibilities;

•	each named executive officer’s knowledge, skills, experience, qualifications and tenure;

•	our performance against financial, operational and strategic objectives;

•	the size and mix of each element that forms the total compensation that may be awarded, including salary, annual cash bonus and equity-based incentives;

•	the alignment of the pay package for a specific named executive officer as compared to the compensation levels of comparable executives within our organization; and

•	prevailing conditions in the market for executive talent.

The compensation of our named executive officers will be reviewed at least annually by the applicable Governing Body. In addition, throughout the year, the applicable Governing Body may continue to review our compensation programs to take into account changes in our business, market conditions and the scope of the executive officers’ roles, as well as the roles of all members of the broader management team. For example, during fiscal year 2025, the applicable Governing Body determined in August 2025 that a one-time
equity award was appropriate for each of Messrs. Emanuel, Schleimer and Shapiro in light of the exceptional performance across our businesses. Further, the applicable Governing Body may continue to consult with its compensation consultants and management (other than Mr. Emanuel as to his own compensation-related matters) from time to time on compensation-related decisions.
Compensation Practice Checklist
We have incorporated the following principles of good governance when making decisions on compensation for the named executive officers in fiscal year 2025.

•
Pay-for-performance:
A portion of the total compensation for our named executive officers is designed to encourage our named executive officers to remain focused on both our short-term and long-term financial and operational success and to reward outstanding individual performance.

•
Align Incentives with Stockholders: Our executive compensation program is designed to focus our named executive officers on our key strategic, financial and operational goals that are expected to translate into long-term value-creation for our stockholders.

•	Support Key Talent Retention: New equity incentives were granted to our named executive officers to, among other things, support retention of our key talent.

•	Perquisites: We provide perquisites that we believe are consistent with our overall compensation philosophy.

•	No Section 280G or Section 409A Tax Gross-Ups: We do not provide tax gross-ups in connection with our change in control or deferred compensation plans or programs.

•	No Supplemental Retirement Plans: We do not maintain any supplemental retirement plans.

•
Stock Ownership Policy: Our Stock Ownership Policy requires each of our directors who receive equity awards pursuant to our non-employee
director compensation policy and each of our named executive officers to maintain beneficial ownership of a certain value of shares of our Class A common stock during their tenure at the Company. We believe such policy further promotes alignment between the interests of our named executive officers and those of our stockholders.

•
Insider Trading Compliance Policy: Our Insider Trading Compliance Policy governs the purchase, sale and other dispositions of the Company’s securities and applies to all officers, directors and employees of the Company and its subsidiaries. We believe the policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations. The Company also follows internal procedures for the repurchase of its securities. A copy of the Insider Trading Compliance Policy is attached as Exhibit 19.1 to our Annual Report on Form
10-K
for the fiscal year ended December 31, 2025.

Key Elements of Executive Compensation Program
The primary elements of our executive compensation program are base salary, annual cash bonuses, equity-based compensation in the form of restricted stock units (“RSUs”) and certain employee benefits and perquisites. Brief descriptions of each principal element of our executive compensation program and its objectives are summarized in the following table and described in more detail below.

Compensation Element	Brief Description	Objectives
Base Salary	Fixed cash compensation based on executive officer’s role, responsibilities and individual performance	Attract and retain key executive talent
Annual Cash Bonus	Variable, performance-based cash compensation earned based on financial, strategic and individual performance	Attract and retain key executive talent Encourage and reward achievement of annual performance objectives
Equity-Based Compensation	Equity-based compensation that is subject to vesting based on continued employment	Attract and retain key executive talent Align the interests of our executives with those of our stockholders Focus on sustained long-term success of the Company
Employee Benefits and Perquisites	Participation in all broad-based employee health and welfare programs and retirement plans and receipt of certain perquisites	Aid in retention of key executives in a highly competitive market for talent by providing a competitive overall benefits package
Base Salary
The base salary component of our compensation program is intended to provide a stable level of compensation to each named executive
officer commensurate with the named executive officer’s role, experience and duties. The base salary of each named executive officer was initially established in his applicable employment agreement. Subject to any obligation under the employment agreement, however, the applicable Governing Body establishes the base salary levels for our named executive officers based upon consideration of several factors, including: (1) the named executive officer’s performance in the preceding fiscal year; (2) the anticipated contribution by the named executive officer in the upcoming fiscal year, taking into account the role, responsibility and scope of each position; (3) any extraordinary changes that have occurred (such as a significant change in responsibilities or a promotion); (4) general economic conditions and market data; and (5) the value and potential value to the named executive officer of the other elements of our compensation program. No single factor is disproportionately weighted and all of the above considerations are addressed collectively in the determination of the named executive officer’s base salary level.
The annual base salary rates of our named executive officers, as of December 31, 2025, are set forth in the table below. The amounts in the Summary Compensation Table reflect the actual amount paid or allocable to them during fiscal year 2025.

Name	Fiscal Year 2025 Annual Base Salary Rate (as of December 31, 2025) ($)
Ariel Emanuel	3,000,000
Andrew Schleimer	2,000,000
Mark Shapiro	4,000,000
Seth Krauss	2,000,000

Annual Cash Bonuses
Our named executive officers were provided with the opportunity to earn cash bonuses with respect to fiscal year 2025. Such bonuses were intended to encourage the achievement of the Company’s performance objectives and to reward our named executive officers based on individual performance and contribution to our success.
Ariel Emanuel
. As set forth in Mr. Emanuel’s employment agreement, for fiscal year 2025, Mr. Emanuel was eligible to receive a bonus with a target bonus opportunity of $7,000,000. The attainment of the annual bonus is based on the achievement of a performance metric to be mutually agreed upon between Mr. Emanuel and the Governing Body and was calculated in accordance with the terms of his employment agreement (as described below). For fiscal year 2025, the Governing Body determined that Adjusted EBITDA would be the performance metric applicable for his 2025 annual bonus. In May 2025, the Governing Body finalized the Adjusted EBITDA goal for 2025, which took into account Adjusted EBITDA of the UFC and WWE segments (due to the Endeavor Asset Acquisition closing in 2025), without regard for corporate costs, with the target Adjusted EBITDA goal equal to $1,637 million (which would have resulted in a payout of 100% of his individual target bonus) and the maximum Adjusted EBITDA goal equal to $1,801 million (which would have resulted in a payout of 125% of his individual target bonus). Results between each performance level are interpolated based on a straight-line interpolation. In December 2025, the Governing Body (other than Mr. Emanuel) determined that TKO’s Adjusted EBITDA for the UFC and WWE segments, for purposes of Mr. Emanuel’s bonus, equaled approximately $1,741 million for 2025 (while the actual Adjusted EBITDA for such segments finally reported equaled to approximately $1,748 million), which represents 106% of the targeted Adjusted EBITDA and therefore, Mr. Emanuel was entitled to receive an annual bonus of $8,120,000 (approximately 116% of his target bonus) under the financial performance component of his annual bonus. In addition, taking into account, among other things, his contributions in respect of the integration and financial performance of the Endeavor Asset Acquisition, and the Company’s fiscal year 2025’s strategic activity (including the Company’s execution on media deals, new partnerships, site fees and entry into new markets), as described in the section above titled “2025 Financial and Operating Highlights,” the Governing Body determined that Mr. Emanuel should receive an additional discretionary bonus in the amount of $11,880,000.
Adjusted EBITDA is
a non-GAAP measure
and is calculated from our audited financial statements as follows: net income, excluding income taxes, net interest expense, depreciation and amortization, equity-based compensation, merger and acquisition costs, certain legal costs, restructuring, severance and impairment charges, and certain other items when applicable. For a reconciliation of the differences between Adjusted EBITDA and the most directly comparable financial measure calculated and presented in accordance with GAAP, see Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results
of Operation—Non-GAAP Financial
Measures” on page 57 and 58 of our Annual Report.
Andrew Schleimer
. As set forth in Mr. Schleimer’s employment agreement, for fiscal year 2025, Mr. Schleimer was eligible to receive an annual performance bonus, with a target bonus opportunity of $2,000,000. Mr. Emanuel determined that for fiscal year 2025, Mr. Schleimer’s bonus would be determined taking into account Adjusted EBITDA of the UFC and WWE segments (due to the Endeavor Asset Acquisition closing in 2025), without regard for corporate costs. Based upon such metric, Mr. Emanuel determined that for fiscal year 2025, Mr. Schleimer’s bonus would be $2,500,000. In addition to the annual performance bonus, taking into account, among other things, Mr. Schleimer’s contributions in respect of the integration and financial performance of the Endeavor Asset Acquisition, and the Company’s fiscal year 2025’s strategic activity (including the Company’s execution on media deals, new partnerships, site fees and entry into new markets), as described in the section above titled “2025 Financial and Operating Highlights,” Mr. Emanuel determined that Mr. Schleimer should receive an additional discretionary bonus in the amount of $4,500,000.
Mark Shapiro
. As set forth in Mr. Shapiro’s employment agreement, for fiscal year 2025, Mr. Shapiro was eligible to receive an annual
performance bonus, with a target bonus opportunity of $6,000,000.

Mr. Emanuel determined that for fiscal year 2025, Mr. Shapiro’s bonus would be determined taking into account Adjusted EBITDA of the UFC and WWE segments (due to the Endeavor Asset Acquisition closing in 2025), without regard for corporate costs. Based upon such metric, Mr. Emanuel determined that for fiscal year 2025, Mr. Shapiro’s bonus would be $7,500,000. In addition to the annual performance bonus, taking into account, among other things, Mr. Shapiro’s contributions in respect of the integration and financial performance of the Endeavor Asset Acquisition, and the Company’s fiscal year 2025’s strategic activity (including the Company’s execution on media deals, new partnerships, site fees and entry into new markets), as described in the section above titled “2025 Financial and Operating Highlights,” Mr. Emanuel determined that Mr. Shapiro should receive an additional discretionary bonus in the amount of $5,000,000.
Seth Krauss
. As set forth in Mr. Krauss’s employment agreement, for fiscal year 2025, Mr. Krauss was eligible to receive an annual performance bonus, with a target bonus opportunity of $2,000,000. Mr. Emanuel determined that for fiscal year 2025, Mr. Krauss’s bonus would be determined taking into account Adjusted EBITDA of the UFC and WWE segments (due to the Endeavor Asset Acquisition closing in 2025), without regard for corporate costs. Based upon such metric, Mr. Emanuel determined that for fiscal year 2025, Mr. Krauss’s bonus would be $2,500,000. In addition, taking into account, among other things, Mr. Krauss’s contributions in respect of the integration and financial performance of the Endeavor Asset Acquisition, and the Company’s fiscal year 2025’s strategic activity (including the Company’s execution on media deals, new partnerships, site fees and entry into new markets), as described in the section above titled “2025 Financial and Operating Highlights,” Mr. Emanuel determined that Mr. Krauss should receive an additional discretionary bonus in the amount of $1,500,000.
The following table reflects the target bonus applicable for fiscal year 2025 and the actual amounts paid to the named
executive officers:

	Annual Bonuses
Name	Annual Target Bonus ($)	Actual Financial Performance Annual Bonus (1) (a) ($)	Actual Qualitative Discretionary Bonus (b) ($)	Total Actual Annual Bonus Payout (a) + (b) ($)
Ariel Emanuel	$7,000,000	$8,120,000	$11,880,000	$20,000,000
Andrew Schleimer	$2,000,000	$2,500,000	$4,500,000	$7,000,000
Mark Shapiro	$6,000,000	$7,500,000	$5,000,000	$12,500,000
Seth Krauss	$2,000,000	$2,500,000	$1,500,000	$4,000,000

(1)	Based upon Adjusted EBITDA of the UFC and WWE segments, without regard for corporate costs, as described above.
Equity-Based Awards
Annual awards for 2024 granted in 2025 and annual awards for 2025 granted in 2026
Ariel Emanuel.
For each remaining fiscal year during the term of his employment agreement, Mr. Emanuel is eligible to receive an annual equity award in an amount that ranges from 75% to 150% of a $10,000,000 target amount, with any equity award for 2024 to be granted in 2025 and any annual equity award for 2025 to be granted in 2026. With respect to the 2024 annual equity award, taking into account, among other things, Mr. Emanuel’s contributions to the Company’s overall performance and fiscal year 2024’s strategic activity (including WWE’s partnership with Netflix, the success of WrestleMania XL, UFC’s partnership with Riyadh Season and the Endeavor Asset Acquisition), the Governing Body determined that Mr. Emanuel would receive the maximum award pursuant to his employment agreement, with a value of approximately $15,000,000, plus an additional discretionary equity award, with a value of approximately $12,500,000. As such, in January 2025, Mr. Emanuel received 191,959 RSUs that vest in three equal annual installments on January 20,

2026, January 20, 2027 and January 20, 2028. With respect to the 2025 annual equity award, taking into account, among other things, Mr. Emanuel’s contributions to the Company’s overall performance and fiscal year 2025’s strategic activity, as described in the section above titled “2025 Financial and Operating Highlights,” the Governing Body determined that Mr. Emanuel would receive an award with a value of approximately $12,500,000. As such, in January 2026, Mr. Emanuel received 59,964 RSUs that vest in three equal annual installments on January 1, 2027, January 1, 2028 and January 1, 2029.
Andrew Schleimer
. For each remaining fiscal year during the term of his employment agreement, Mr. Schleimer is eligible to receive an annual equity award with a target amount of $5,000,000, with any annual equity award for 2024 to be granted in 2025 and with any annual equity award for 2025 to be granted in 2026. With respect to the 2024 annual equity award, taking into account, among other things, Mr. Schleimer’s contributions to the Company’s overall performance and fiscal year 2024’s strategic activity (including WWE’s partnership with Netflix, the success of WrestleMania XL, UFC’s partnership with Riyadh Season and the Endeavor Asset Acquisition), in January 2025, Mr. Schleimer received 52,353 RSUs that vest in three equal annual installments on January 20, 2026, January 20, 2027 and January 20, 2028. With respect to the 2025 annual equity award, taking into account, among other things, Mr. Schleimer’s contributions to the Company’s overall performance and fiscal year 2025’s strategic activity, as described in the section above titled “2025 Financial and Operating Highlights,” Mr. Emanuel determined that Mr. Schleimer should receive the target award pursuant to his employment agreement, plus an additional discretionary equity award, with a value of approximately $3,000,000. As such, in January 2026, Mr. Schleimer received 38,377 RSUs that vest in three equal annual installments on January 1, 2027, January 1, 2028 and January 1, 2029.
Mark Shapiro
. For each remaining fiscal year during the term of his employment agreement, Mr. Shapiro is eligible to receive an annual equity award with a target amount of $10,000,000, with any annual equity award for 2024 to be granted in 2025 and with any annual equity award for 2025 to be granted in 2026. With respect to the 2024 annual equity award, taking into account, among other things, Mr. Shapiro’s contributions to the Company’s overall performance and fiscal year 2024’s strategic activity (including WWE’s partnership with Netflix, the success of WrestleMania XL, UFC’s partnership with Riyadh Season and the Endeavor Asset Acquisition), in January 2025, Mr. Shapiro received 83,764 RSUs that vest in three equal annual installments on January 20, 2026, January 20, 2027 and January 20, 2028. With respect to the 2025 annual equity award, taking into account, among other things, Mr. Shapiro’s contributions to the Company’s overall performance and fiscal year 2025’s strategic activity, as described in the section above titled “2025 Financial and Operating Highlights,” Mr. Emanuel determined that Mr. Shapiro should receive the target award pursuant to his employment agreement, plus an additional discretionary equity award, with a value of approximately $2,500,000. As such, in January 2026, Mr. Shapiro received 59,964 RSUs that vest in three equal annual installments on January 1, 2027, January 1, 2028 and January 1, 2029.
Seth Krauss
. For each remaining fiscal year during the term of his employment agreement, Mr. Krauss is eligible to receive an annual equity award with a target amount of $4,000,000, with any equity award for 2024 to be granted in 2025 and with any annual equity award for 2025 to be granted in 2026. With respect to the 2024 annual equity award, taking into account, among other things, Mr. Krauss’s contributions to the Company’s overall performance and fiscal year 2024’s strategic activity (including WWE’s partnership with Netflix, the success of WrestleMania XL, UFC’s partnership with Riyadh Season and the Endeavor Asset Acquisition), in January 2025, Mr. Krauss received 27,922 RSUs that vest in three equal annual installments on January 20, 2026, January 20, 2027 and January 20, 2028. With respect to the 2025 annual equity award, taking into account, among other things, Mr. Krauss’s contributions to the Company’s overall performance and fiscal year 2025’s strategic activity, as described in the section above titled “2025 Financial and Operating Highlights,” Mr. Emanuel determined that Mr. Krauss should receive the target award pursuant to his employment agreement, plus an additional discretionary equity award, with a value of approximately $1,000,000. As such, in January 2026, Mr. Krauss received 23,986 RSUs that vest in three equal annual installments on January 1, 2027, January 1, 2028 and January 1, 2029.

Each annual award to be granted to our named executive officers in the future under their respective employment agreements is expected to consist of RSUs that vest in three equal installments on the first, second and third anniversary of the date of grant or an otherwise specified vesting commencement date, subject to the approval of the applicable Governing Body, and subject to each named executive officer’s continued employment through the applicable vesting date or as described below under “Potential Payments upon Termination of Employment or Change in Control-Equity Vesting.” Furthermore, each such annual award is expected to be granted during the first fiscal quarter of the fiscal year following the fiscal year to which such annual award relates.
One-time
awards granted in 2025
Some of our named executive officers also received additional equity awards in 2025, taking into account the Company’s exceptional performance across its businesses. On August 17, 2025, Mr. Emanuel received 88,763 RSUs, Mr. Schleimer received 35,506 RSUs and Mr. Shapiro received 73,969 RSUs, all of which vest in two equal installments on August 17, 2026 and August 17, 2027.
Severance Protection
We have entered into employment agreements with each of our named executive officers that provide for certain severance payments and benefits if an executive’s employment is terminated under specified conditions. In addition, the vesting of a portion of the equity awards accelerates in connection with qualifying terminations of employment. We believe that these severance benefits are appropriate to remain competitive in our executive retention efforts, recognizing that such benefits are commonly offered by employers competing for similar executive talent. See “Potential Payments upon Termination of Employment or Change in Control” below for additional information.
Employee Benefits and Perquisites
We provide a number of benefit plans to all eligible employees, including our named executive officers. These benefits include programs such as medical, dental, life insurance, business travel accident insurance, short- and long-term disability coverage and a 401(k) defined contribution plan (including a company matching contribution). We do not maintain any defined benefit pension plans or any nonqualified deferred compensation plans. For fiscal year 2025, each of Messrs. Emanuel, Schleimer, Shapiro and Krauss participated in our benefit plans.
While perquisites help to provide our named executive officers a benefit with a high perceived value at a relatively low cost, we do not generally view perquisites as a material component of our executive compensation program. Perquisites we provide to our named executive officers include guest travel on business-related trips on aircraft owned by Endeavor Group Holdings, Inc. and/or Mr. Emanuel and use of Company-leased housing for certain business-related travel. The material perquisites received by our named executive officers in fiscal year 2025 are described below.
The aggregate incremental cost of such perquisites in fiscal year 2025 is included in the “All Other Compensation” column of the Summary Compensation Table below. Each of Messrs. Emanuel, Schleimer, Shapiro and Krauss is subject to an aircraft time-sharing agreement with a subsidiary of Endeavor Group Holdings, Inc., pursuant to which he reimburses such subsidiary for the incremental costs associated with personal flights and because such subsidiary is so reimbursed by the named executive officer for such use, there is no aggregate incremental cost to us for such flights. To the extent, however, that guests accompany our named executive officers on Company business-related flights on aircraft owned by Endeavor Group Holdings, Inc., the incremental cost of such travel, calculated on a cost-per-mile
basis based upon the variable costs of the flight, including fuel, variable maintenance and ground transportation, is included. For purposes of calculating incremental costs of guest travel, we also included the incremental costs of any deadhead flights, or portions thereof, made in connection with such travel. In addition, each of our named executive officers may utilize

Company-leased housing for business related travel to UFC’s office in Las Vegas, subject to availability and for which there is no aggregate incremental cost to us.
In the future, we may provide additional or different perquisites or other personal benefits in limited circumstances, such as where we believe doing so is appropriate to assist a named executive officer in the performance of his duties, to make our named executive officers more efficient and effective and for recruitment, motivation and/or retention purposes.
Clawback Policy
We currently sponsor a clawback policy in accordance with the NYSE’s final rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, to support a culture of focused, diligent and responsible management that discourages conduct detrimental to our growth. The policy applies to each person who serves as an executive officer of the Company, as defined in Rule
10D-1(d)
under the Exchange Act, which include our named executive officers (each, a “covered employee”). In the event of a qualifying financial restatement, a covered employee will be required to forfeit erroneously awarded incentive compensation to the Company to the extent required under applicable law. Certain employees who are not covered employees are also subject to a separate clawback policy, which allows us to recover incentive compensation in similar circumstances.
Stock Ownership Policy
We currently sponsor a stock ownership policy that requires each of our directors who receive equity awards pursuant to our non-employee director compensation policy and each of our named executive officers to maintain beneficial ownership of a certain value of shares of our Class A common stock during their tenure at the Company. The policy requires our directors who are covered by the policy to maintain beneficial ownership of our Class A common stock having a value at least equal to five times the amount of the annual cash retainer paid to such directors, our Chief Executive Officer to maintain beneficial ownership of our Class A common stock having a value at least equal to six times the Chief Executive Officer’s annual base salary and all other named executive officers to maintain beneficial ownership of our Class A common stock having a value at least equal to two times the applicable named executive officer’s annual base salary. Shares of the Company’s Class A common stock that qualify toward attainment of the minimum holding requirements are (1) issued and outstanding that are not subject to transfer restrictions (including those beneficially owned by a trust for the benefit of the individual or their immediate family, those held in the Company 401(k) program investments, those held in a custodial or fiduciary arrangement for the benefit of others and those owned by a partnership, limited liability company or other entity to the extent the individual’s interest therein (to the extent the individual has or shares power to vote or dispose of such shares) and (2) unvested, time-vested restricted stock or restricted stock units under the 2023 Incentive Award Plan. Each individual covered by the policy must come into compliance with the policy prior to the last trading day of the fiscal year following the later of November 3, 2030 or the fifth anniversary of the individual being covered by the policy.
Risk Assessment of Incentive Compensation Plans
The Compensation Committee annually reviews a report from the independent compensation consultant on our employee compensation policies, plans and practices to determine if they create incentives or encourage behavior that is reasonably likely to have a material adverse effect on the Company and its subsidiaries and based on the findings, the Compensation Committee believes that there are no unmitigated risks created by our compensation policies, plans and practices that create incentives or encourage behavior that is reasonably likely to have a material adverse effect on the Company.
Equity Grant Timing
It is the Compensation Committee’s practice to approve ordinary course annual equity grants at regularly scheduled meetings held each year. At this meeting, the Compensation Committee will approve each named executive officer’s annual equity award. The Compensation Committee may also approve additional one-time
special equity grants during the course of the year. We do not time equity awards in coordination with the release of material non-public
information or take into account material
non-public
information when determining the terms of equity awards. In calculating the number of shares granted to NEOs, the Company uses a
20-day
average share price methodology to reduce the impact of share price volatility on equity awards. The Company does not currently grant new awards of stock options, stock appreciation rights, or similar option-like instruments.
Tax Considerations
Section 162(m) of the Internal Revenue Code of 1986 (as amended, and the rules and regulations promulgated thereunder, the “Code”) denies a publicly-traded corporation a federal income tax deduction for remuneration in excess of $1 million per year per person paid to certain current and former executives designated in Section 162(m) of the Code, including, but not limited to, its chief executive officer, chief financial officer, the next three highly compensated executive officers and anyone who has ever served in such roles since January 1, 2017. However, we believe that maintaining the discretion to provide compensation that is non-deductible
allows us to provide compensation tailored to the needs of our company and our NEOs and is an important part of our responsibilities and benefits our stockholders.
Summary Compensation Table
The following table shows the compensation earned by our principal executive officer, our principal financial officer and our other two mostly highly compensated executive officers for the fiscal year ended December 31, 2025. The table does not include compensation paid by Endeavor Group Holdings, Inc., Endeavor OpCo or any of their subsidiaries.
The principal positions listed in the table refer to the positions of our named executive officers as of December 31, 2025. All amounts set forth in this table were either paid by TKO OpCo or its subsidiaries, or paid by Endeavor Group Holdings, Inc. or its subsidiaries and allocable to service to TKO for the applicable named
executive officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (2)	Total ($)
Ariel Emanuel Executive Chair and Chief Executive Officer	2025	3,000,000	11,880,000	43,982,679	8,120,000	379,103	67,361,782
	2024	3,000,000	4,290,000	2,503,864	8,210,000	125,407	18,129,271
	2023	911,538	24,000,000	40,000,094	—	928	64,912,560
Andrew Schleimer Chief Financial Officer	2025	2,000,000	7,000,000	14,128,964	—	10,460	23,139,424
	2024	2,000,000	4,250,000	1,497,475	—	10,971	7,758,446
	2023	611,538	5,000,000	3,151,215	—	2,509	8,765,262
Mark Shapiro President and Chief Operating Officer	2025	4,000,000	12,500,000	25,846,781	—	297,565	42,644,346
	2024	4,000,000	8,200,000	19,565,300	—	198,871	31,964,172
	2023	759,615	9,000,000	6,250,086	—	73,629	16,083,330
Seth Krauss, Chief Administrative Officer and Senior Counsel to the Board of Directors and Senior Management	2025	2,000,000	4,000,000	3,959,340	—	11,263	9,970,603
	2024	2,000,000	3,650,000	4,224,934	—	6,102	9,881,036
	2023	228,082	228,082	—	—	928	457,092

(1)
The amounts listed in this column represent the grant date fair value calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”), with respect to the grant of restricted stock units. Assumptions used in calculating these amounts are described in Note 13 to our audited consolidated financial statements included in our Annual Report.

(2)
For Mr. Emanuel, the amount reported in this column represents (i) the value of the personal use of aircraft provided to him with an incremental cost of $365,519 calculated as described below, (ii) 401(k) matching contributions of $5,769 in respect of fiscal year 2025 and (iii) the value of life insurance premiums provided to him in the amount of $7,814. For Mr. Schleimer, the amount reported in this column represents (i) the value of life insurance premiums provided to him in the amount of $1,710 and (ii) 401(k) matching contributions of $8,750 in respect of fiscal year 2025. For Mr. Shapiro, the amount reported in this column represents (i) the value of the personal use of aircraft provided to him with an incremental cost of $281,603 calculated as described below, (ii) 401(k) matching contributions in the amount of $8,750 in respect of fiscal year 2025, (iii) $2,122 of reimbursed commuting expenses (based on approximately fifty percent of total reimbursements made by Endeavor Group Holdings, Inc. or its subsidiaries allocable for Mr. Shapiro’s services to TKO for fiscal year 2025) and (iv) the value of life insurance premiums provided to him in the amount of $5,091. For Mr. Krauss, the amount reported in this column represents (i) $3,962 of 401(k) matching contributions in respect of fiscal year 2025, (ii) $2,399 of reimbursed commuting expenses (based on approximately fifty percent of total reimbursements made by Endeavor Group Holdings, Inc. or its subsidiaries allocable for Mr. Krauss’s services to TKO for fiscal year 2025) and (iii) the value of life insurance premiums provided to him in the amount of $4,902. From time to time, personal guests accompany our named executive officers on business-related flights for TKO, and the incremental cost of such travel and any deadhead flights or portions thereof is included in this column. Incremental cost is calculated on the basis of cost-per-mile
based upon the variable costs of the flight, including fuel, variable maintenance and ground transportation.

Grants of Plan-Based Awards for Fiscal Year 2025
The following table presents information with respect to each grant of plan-based awards to each named executive officer in fiscal year 2025.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock (#) (1)		Grant Date Fair Value of Stock Awards ($) (2)
		Threshold ($)	Target ($)		Maximum ($)
Ariel Emanuel	1/16/25	5,250,000	7,000,000	(3)	8,750,000	191,959	(4)	27,219,786
	8/17/25					88,763	(4)	16,762,893
Andrew Schleimer	1/16/25	—	2,000,000	(5)	—	52,353	(4)	7,423,655
	8/17/25					35,506	(4)	6,705,308
Mark Shapiro	1/16/25	—	6,000,000	(5)	—	83,764	(4)	11,877,735
	8/17/25					73,969	(4)	13,969,046
Seth Krauss	1/16/25	—	2,000,000	(5)	—	27,922	(4)	3,959,340

(1)
This amount represents the number of time-vesting restricted stock units granted. For more information relating to these RSUs, see “Key Elements of Executive Compensation Program-Equity-Based Awards” above and “Outstanding Equity Awards at 2025 Fiscal Year End” following this table.

(2)
For each grant, this amount represents the grant date fair value calculated in accordance with ASC 718 with respect to the restricted stock units. Assumptions used in calculating these amounts are described in Note 13 to our audited consolidated financial statements included in our Annual Report.

(3)
This amount represents the target annual bonus payable under Mr. Emanuel’s employment agreement, which is based on the achievement of a performance metric to be mutually agreed upon between Mr. Emanuel and the Governing Body. For fiscal year 2025, the Governing Body determined that Adjusted EBITDA would be the performance metric applicable for his 2025 annual bonus.

(4)
This amount represents the number of time-vesting restricted stock units granted to the named executive officer. For more information relating to these restricted stock units, see “Key Elements of Executive Compensation Program-Equity-Based Awards” above and “Outstanding Equity Awards at 2025 Fiscal Year End” following this table.

(5)	This amount represents the target annual bonus payable under the named executive officer’s employment agreement, taking into account Company and individual performance, as determined at year-end.

Employment Agreements
Employment Agreement with Mr. Emanuel
TKO is currently party to an employment agreement with Mr. Emanuel that expires on December 31, 2027.
Mr. Emanuel’s employment agreement provides that Mr. Emanuel shall serve as Chief Executive Officer and will report to our Board. Mr. Emanuel’s employment agreement provides that he may continue to provide services in his role and position at Endeavor Group Holdings, Inc., Endeavor OpCo and their respective subsidiaries, including as such role and position may be modified.
Mr. Emanuel’s employment agreement provides for an annual base salary of $3,000,000, which will be pro-rated
for any partial calendar year (if applicable) and subject to increase from time to time as approved by the Governing Body.
Mr. Emanuel is eligible to receive an annual bonus with a target bonus amount equal to $7,000,000. The attainment of the annual bonus is based on the achievement of a performance metric to be mutually agreed upon between Mr. Emanuel and the Governing Body. If (i) less than 90% of the performance metric is achieved, Mr. Emanuel’s annual bonus shall be determined and paid in the Company’s sole discretion, (ii) at least 90% of the performance metric is achieved, Mr. Emanuel’s annual bonus shall be at least 75% of the target bonus, (iii) at least 100% of the performance metric is achieved, Mr. Emanuel’s annual bonus shall be at least 100% of the target bonus, or (iv) at least 110% of the performance metric is achieved, Mr. Emanuel’s annual bonus shall be at least 125% of the target bonus. In addition to the foregoing, Mr. Emanuel may, in the Company’s sole discretion, receive an additional cash bonus for the applicable year. Mr. Emanuel’s annual bonus and any discretionary decisions related to such bonus shall be determined by the Governing Body.
For fiscal year 2025 and each remaining fiscal year during the term of his employment agreement, Mr. Emanuel is eligible to receive an annual equity award in an amount that ranges from 75% to 150% of a $10,000,000 target amount. It is expected that fifty percent of the annual equity awards for each fiscal year shall be determined based on attainment of certain annual performance metrics, and fifty percent shall be determined based on continued service and/or other criteria. Each such annual award is expected to consist of RSUs or similar awards that vest in three equal installments on each of the one-year,
two—year and three-year anniversaries of the date of grant, subject to the approval of the Governing Body, and subject to Mr. Emanuel’s continued employment through each applicable vesting date or as described below under “Potential Payments upon Termination of Employment or Change in Control—Equity Vesting.” The terms and conditions of Mr. Emanuel’s equity awards (including the type, nature and vesting conditions thereof) will be determined in the good faith discretion of the Governing Body, and the Governing Body may only change the equity awards from time-vesting to performance-vesting awards after negotiations with Mr. Emanuel in good faith. The value of Mr. Emanuel’s equity awards may exceed the expected amount for the fiscal years described above.
Mr. Emanuel’s employment agreement further provides that Mr. Emanuel is eligible to participate in all employee benefit programs made available to all active employees. Mr. Emanuel’s employment agreement provides for severance upon certain terminations of employment as described below under “Potential Payments upon Termination of Employment or Change in Control.”
Mr. Emanuel’s employment agreement includes confidentiality and assignment of intellectual property provisions.
Mr. Emanuel’s employment agreement provides that, if any payments to Mr. Emanuel would be considered “excess parachute payments” under Section 280G of the Code and subject to excise taxes under Section 4999 of the Code, such payments will be reduced to the extent such reduction would provide a greater net after-tax
benefit to Mr. Emanuel in relation to the net
after-tax
benefit to Mr. Emanuel if all such payments had been made.

Employment Agreement with Mr. Shapiro
TKO is currently party to an employment agreement with Mr. Shapiro that expires on December 31, 2027.
The employment agreement provides that Mr. Shapiro shall serve as President and Chief Operating Officer and will report to Ariel Emanuel as Chief Executive Officer of TKO. Mr. Shapiro’s employment agreement provides that he may continue to provide services in his role and position at Endeavor Group Holdings, Inc., Endeavor OpCo and their respective subsidiaries, including as such roles and positions may be modified.
Mr. Shapiro’s employment agreement provides for an annual base salary of $4,000,000, subject to increase from time to time as approved by the Governing Body.
For fiscal year 2025 and for each remaining fiscal year during the term of Mr. Shapiro’s employment agreement, Mr. Shapiro will be eligible to receive an annual bonus with a target bonus amount equal to $6,000,000. The amount of the annual bonus will be based on the achievement of performance metrics based on the Company’s performance (which may include EBITDA) and/or Mr. Shapiro’s individual performance, as determined by the Governing Body in good faith after receipt of recommendations from our Executive Chair and Chief Executive Officer (after his consultation with Mr. Shapiro).
For fiscal year 2025 and each remaining fiscal year during the term of his employment agreement, Mr. Shapiro will be eligible to receive an annual equity award with a target amount of $10,000,000. The amount of each equity award will be based on the achievement of performance metrics, continued service and/or other criteria, as determined by the Governing Body in good faith, and each equity award is expected to consist of RSUs or similar awards that vest in three equal installments on each of the one-year,
two-year
and three—year anniversaries of the date of grant, subject to the approval of the Governing Body, and subject to Mr. Shapiro’s continued employment through each applicable vesting date or as described below under “Potential Payments upon Termination of Employment or Change in Control—Equity Vesting.” The terms and conditions of Mr. Shapiro’s equity awards (including the type, nature and vesting conditions thereof) will be determined in the sole discretion of the Governing Body. The value of Mr. Shapiro’s equity awards may exceed the expected amount for the fiscal years described above.
Mr. Shapiro’s employment agreement further provides that Mr. Shapiro is eligible to participate in all employee benefit programs made available to all active employees; provided, that Mr. Shapiro shall have reasonable access to private aircraft available to the Company for business travel purposes (or first class or charter aircraft for business travel when not using any private aircraft available to the Company), be reimbursed for reasonable commuting expenses (including appropriate car service) and be reimbursed for an annual executive physical (which he did not take in 2025). Mr. Shapiro’s employment agreement provides for severance upon certain terminations of employment as described below under “Potential Payments upon Termination of Employment or Change in Control.”
Mr. Shapiro’s employment agreement includes confidentiality and assignment of intellectual property provisions.
Mr. Shapiro’s employment agreement provides that, if any payments to Mr. Shapiro would be considered “excess parachute payments” under Section 280G of the Code and subject to excise taxes under Section 4999 of the Code, such payments will be reduced to the extent such reduction would provide a greater net after-tax
benefit to Mr. Shapiro in relation to the net
after-tax
benefit to Mr. Shapiro if all such payments had been made.
Employment Agreement with Mr. Schleimer
The Company is currently party to an employment agreement with Mr. Schleimer that expires on December 1, 2026.

Mr. Schleimer’s employment agreement provides that Mr. Schleimer shall serve as Chief Financial Officer and will report to the Company’s President or Chief Operating Officer or any successor position thereto.
Mr. Schleimer’s employment agreement provides for an annual base salary of $2,000,000, subject to increase from time to time as approved by the Governing Body.
For fiscal year 2025 and for each remaining fiscal year of the term of Mr. Schleimer’s employment agreement, Mr. Schleimer will be eligible to receive an annual bonus with a target bonus amount equal to $2,000,000. The amount of the annual bonus will be based on the achievement of performance metrics based on Company performance (including EBITDA), as determined by the Governing Body in good faith.
For fiscal year 2025 and each remaining fiscal year during the term of his employment agreement, Mr. Schleimer will be eligible to receive an annual equity award with a target amount of $5,000,000. The amount of each equity award will be based on the achievement of performance metrics, continued service and/or other criteria, as determined by the Governing Body in good faith, and each equity award is expected to consist of RSUs or similar awards that vest in three equal installments on each of the one-year,
two-year
and three—year anniversaries of the date of grant, subject to the approval of the Governing Body, and subject to Mr. Schleimer’s continued employment through each applicable vesting date or as described below under “Potential Payments upon Termination of Employment or Change in Control-Equity Vesting.”
Mr. Schleimer’s employment agreement includes confidentiality and assignment of intellectual property provisions and a six-month
post-termination
non-compete
covenant, provided
that, to the extent Mr. Schleimer’s employment is terminated due to a resignation without good reason or following the end of the employment term (other than due to an Employer
Non-Renewal
as defined below) and the Company desires to enforce the post-termination non-compete
covenant, the Company must provide Mr. Schleimer with a supplemental payment equal to six months of base salary.
Mr. Schleimer’s employment agreement provides that, if any payments to Mr. Schleimer would be considered “excess parachute payments” under Section 280G of the Code and subject to excise taxes under Section 4999 of the Code, such payments will be reduced to the extent such reduction would provide a greater net after-tax
benefit to Mr. Schleimer in relation to the net
after-tax
benefit to Mr. Schleimer if all such payments had been made.
Employment Agreement with Mr. Krauss
The Company is currently party to an employment agreement with Mr. Krauss that expires on December 31, 2027.
Mr. Krauss’s employment agreement provides that Mr. Krauss shall serve as Chief Legal and Administrative Officer and will report to TKO’s President or Chief Operating Officer or any successor position thereto.
Mr. Krauss’s employment agreement provides for an annual base salary of $2,000,000, subject to increase from time to time as approved by the Governing Body.
For fiscal year 2025 and during the remainder of the term of Mr. Krauss’s employment agreement, Mr. Krauss will be eligible to receive an annual bonus with a target bonus amount equal to $2,000,000. The amount of the annual bonus will be based on the achievement of performance metrics based on Company performance, as determined by the Governing Body in good faith.
For fiscal year 2025 and each remaining fiscal year during the term of his employment agreement, Mr. Krauss will be eligible to receive an annual equity award with a target amount of $4,000,000. The amount of each equity award will be based on the achievement of performance metrics, continued service and/or other criteria, as determined by the Governing Body in good faith, and each equity award is expected to consist of RSUs or similar awards that vest in three equal installments on each of the one-year,
two-year
and three-year anniversaries of the date of grant, subject to the approval of the Governing Body, and subject to Mr. Krauss continued employment through each applicable grant and vesting date, and subject to Mr. Krauss’s continued employment through each applicable vesting date or as described below under “Potential Payments upon Termination of Employment or Change in Control-Equity Vesting.”
Mr. Krauss’s employment agreement includes confidentiality, assignment of intellectual property provisions and a certain non-competition
and
non-solicitation
restrictions for up to two years following termination of employment, provided that, in the event of a termination without Cause or for Good Reason, the non-competition
restrictions shall only apply to the extent the Company continues to pay base salary to Mr. Krauss (and, in such case, such restrictions (and corresponding base salary payments) will not continue for more than six months following termination).
Mr. Krauss employment agreement provides that, if any payments to Mr. Krauss would be considered “excess parachute payments” under Section 280G of the Code and subject to excise taxes under Section 4999 of the Code, such payments will be reduced to the extent such reduction would provide a greater net after—tax benefit to Mr. Krauss in relation to the net after-tax
benefit to Mr. Krauss if all such payments had been made.
Outstanding Equity Awards at 2025 Fiscal Year End
The following table provides information about the outstanding equity awards held by our named executive officers as of December 31, 2025.

Name	Grant Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($) (1)
Ariel Emanuel	9/12/23	194,082	(2)	40,563,138
	2/22/24	19,376	(3)	4,049,584
	1/16/25	191,959	(4)	40,119,431
	8/17/25	88,763	(5)	18,551,467
Andrew Schleimer	11/6/23	12,415	(6)	2,594,735
	2/21/24	11,667	(3)	2,438,403
	1/16/25	52,353	(4)	10,941,777
	8/17/25	35,506	(5)	7,420,754
Mark Shapiro	1/21/24	126,375	(7)	26,412,375
	1/16/25	83,764	(4)	17,506,676
	8/17/25	73,969	(5)	15,459,521
Seth Krauss	1/12/24	19,555	(7)	4,086,995
	2/21/24	9,418	(3)	1,968,362
	1/16/25	27,922	(4)	5,835,698

(1)	Represents the fair market value per share of our Class A common stock of $209.00, as of December 31, 2025.

(2)	As of December 31, 2025, the unvested time-based equity awards were scheduled to vest on September 12, 2026 and September 12, 2027, subject to continued employment through the applicable vesting date.

(3)	As of December 31, 2025, the unvested time-based equity awards were scheduled to vest on January 20, 2026 and January 20, 2027, subject to continued employment through the applicable vesting date.

(4)
As of December 31, 2025, the unvested time-based equity awards were scheduled to vest on January 20, 2026, January 20, 2027 and January 20, 2028, subject to continued employment through the applicable vesting date.

(5)	As of December 31, 2025, the unvested time-based equity awards were scheduled to vest on August 17, 2026 and August 17, 2027, subject to continued employment through the applicable vesting date.

(6)	As of December 31, 2025, the unvested time-based equity awards were scheduled to vest on December 31, 2026, subject to continued employment through the vesting date.

(7)	As of December 31, 2025, the unvested time-based equity awards were scheduled to vest on December 31, 2026 and December 31, 2027, subject to continued employment through the applicable vesting date.
Stock Vested During Fiscal Year 2025
The following table provides information regarding shares of restricted stock units that vested during fiscal year 2025 for each of our named executive officers.

	Stock Awards
Name	Number of Equity Interests Acquired on Vesting (#)	Value Realized on Vesting of Equity Interests ($) (1)
Ariel Emanuel	9,688	1,377,634
	97,040	19,644,778
Andrew Schleimer	5,833	829,453
	12,415	2,594,735
Mark Shapiro	63,187	13,206,083
Seth Krauss	4,709	669,620
	9,777	2,043,393

(1)	Represents the fair market value per share of our Class A common stock on the date of vesting.
Potential Payments upon Termination of Employment or Change in Control
Severance Payments and Benefits under Employment Agreements
All of our named executive officers are entitled to certain severance benefits following certain terminations of employment. Such severance benefits, as of December 31, 2025, are described directly below. No severance payments or benefits are payable in the event of a termination for cause.
Ariel Emanuel
If Mr. Emanuel’s employment is terminated without “cause” or due to a resignation for “good reason” he is entitled to receive (i) any unpaid annual bonus for the year prior to the year of termination, which shall be paid in a lump sum within thirty days after Mr. Emanuel’s termination of employment, and (ii) an amount equal to two times the sum of (x) his base salary and (y) his target bonus, which shall be paid ratably in monthly installments over the twenty-four month period following the date of Mr. Emanuel’s termination of employment.
If Mr. Emanuel’s employment is terminated due to death or disability, he will be entitled to receive any unpaid annual bonus for the year prior to the year of termination and a pro-rata
portion of the target bonus for the year of termination.
Any severance that Mr. Emanuel is entitled to receive upon his termination by the Company without cause or due to a resignation for good reason is subject to Mr. Emanuel’s execution and non-revocation
of a release of claims.
Mark Shapiro
If Mr. Shapiro’s employment is terminated without “cause” or due to a resignation for “good reason” prior to the end of the term of his employment agreement, Mr. Shapiro is entitled to (i) continued payment of his base salary through the later of (a) December 31, 2027 and (b) the second anniversary of the date of termination and (ii) payment of his target bonus for each calendar year commencing with the calendar year in which the date of termination occurs and ending on the later of (a) December 31, 2027 and (b) the second anniversary of the date of termination
(pro-rated
for any partial year).

If Mr. Shapiro’s employment is terminated due to Employer
Non-Renewal,
Mr. Shapiro shall be entitled to (i) continued payment of his base salary through the second anniversary of the date of termination, (ii) an amount equal to his target bonus for fiscal year 2027 (less any annual bonus paid prior to termination with respect to 2027), and (iii) the amount equal to his target bonus for each calendar year during the period commencing with 2028 and ending on the second anniversary of the date of termination
(pro-rated
for any partial year).
If Mr. Shapiro terminates his employment for any reason within 30 days following the end of the term of the Agreement for any reason other than an Employer
Non-Renewal,
as long as (a) at the time of such termination, the Company has not terminated Mr. Shapiro for cause and (b) Mr. Shapiro continues to provide services to the Company through the thirtieth day following the end of the term of the Agreement (“Employee
Non-Renewal”),
Mr. Shapiro shall be entitled to (i) continued payment of his base salary for six months following termination, (ii) an amount equal to his target bonus for fiscal year 2027 (less any annual bonus paid prior to termination with respect to 2027), and (iii) an amount equal to fifty percent of his target bonus for fiscal year 2028.
If Mr. Shapiro’s employment is terminated due to death or disability prior to the end of the term of his employment agreement, Mr. Shapiro shall be entitled to payment of his target bonus for the fiscal year in which the termination of employment occurs, pro-rated
for the portion of his employment term in which he was employed.
Any severance that Mr. Shapiro is entitled to receive upon his termination by the Company without Cause, due to a resignation for Good Reason, due to an Employer
Non-Renewal
or due to an Employee
Non-Renewal
is subject to Mr. Shapiro’s execution and
non-revocation
of a release of claims.
Andrew Schleimer
If Mr. Schleimer’s employment is terminated without “cause” or due to a resignation for “good reason” prior to the end of his term, he is entitled to (i) payment of an amount equal to one and one-half
times his annual base salary, payable during the period commencing on the date of termination and ending on the twelve month anniversary of the date of termination, and (ii) an amount equal to his target bonus for each calendar year commencing with the calendar year in which the date of termination occurs and ending on the eighteen month anniversary of the date of termination
(pro-rated
for any partial year).
If Mr. Schleimer’s employment is terminated due to Employer
Non-Renewal,
Mr. Schleimer shall be entitled to payment of an amount equal to his annual base salary, payable during the period commencing on the date of termination and ending on the twelve-month anniversary of the date of termination.
If Mr. Schleimer’s employment is terminated due to death or disability prior to the end of his term, he shall be entitled to payment of his target bonus for the year in which termination occurs, pro-rated
for the portion of such year in which he was employed.
Any severance that Mr. Schleimer is entitled to receive upon his termination by the Company without cause, due to a resignation for good reason or due to an Employer
Non-Renewal,
and any supplemental payment that Mr. Schleimer is entitled to receive in connection with enforcement of his post-termination non-compete
covenant are subject to Mr. Schleimer’s execution and
non-revocation
of a release of claims for the benefit of the Company.
Seth Krauss
If Mr. Krauss’s employment is terminated without “cause” or due to a resignation for “good reason” prior to the end of his term, Mr. Krauss is entitled to (i) continued payment of his base salary through the later of (a) December 31, 2027 and (b) the first anniversary of the date of termination and (ii) payment of his target bonus for the calendar year in which the termination occurs.

If Mr. Krauss’s employment is terminated due to Employer
Non-Renewal,
Mr. Krauss shall be entitled to continued payment of his base salary through the first anniversary of the date of termination.
Any severance that Mr. Krauss is entitled to receive upon his termination by the Company without cause, due to a resignation for good reason or due to an Employer
Non-Renewal
is subject to Mr. Krauss’s execution and
non-revocation
of a release of claims.
Equity Vesting
Ariel Emanuel
Upon a termination without cause or due to a resignation for good reason, any unvested portion of Mr. Emanuel’s equity awards that is subject solely to vesting based on continued service will accelerate and vest. Additionally, any unvested portion of Mr. Emanuel’s equity awards that is subject solely to vesting based on continued service will accelerate and vest upon a Change of Control (as defined in the 2023 Incentive Plan), subject to Mr. Emanuel’s continued service through the consummation of such Change of Control.
Mark Shapiro
If Mr. Shapiro’s employment is terminated by the Company without cause or due to a resignation for good reason prior to the end of his employment term, or if Mr. Shapiro’s employment is terminated by TKO without cause in connection with an Employer
Non-Renewal,
any unvested portion of Mr. Shapiro’s equity awards that are subject to vesting based on continued service will accelerate and vest in full. If Mr. Shapiro terminates his employment for any reason within 30 days following the end of the term of his employment agreement for any reason other than an Employer
Non-Renewal,
as long as (a) at the time of such termination, TKO has not terminated Mr. Shapiro for cause and (b) Mr. Shapiro continues to provide services to TKO through the thirtieth day following the end of the term of the his employment agreement, the unvested portion of Mr. Shapiro’s equity awards that is subject to vesting based on continued service that would have become vested had Mr. Shapiro remained employed for six months following termination, will accelerate and vest in full. Additionally, any unvested portion of Mr. Shapiro’s equity awards that is subject solely to vesting based on continued service will accelerate and vest in full upon a Change of Control (as defined in the 2023 Incentive Award Plan), subject to Mr. Shapiro’s continued service through the consummation of such Change of Control. Further, to the extent the Governing Body determines that any annual equity awards subject to vesting based on performance goals cannot be equitably adjusted in connection with a Change of Control, such awards shall also accelerate and vest in full upon a Change of Control (based on actual or target performance as determined by the Governing Body), subject to Mr. Shapiro’s continued service through the consummation of such Change of Control.
Andrew Schleimer
If Mr. Schleimer’s employment is terminated by the Company without cause or due to a resignation for good reason prior to the end of his employment term, or if Mr. Schleimer’s employment is terminated by the Company without cause in connection with an Employer
Non-Renewal,
any unvested portion of Mr. Schleimer’s equity awards that are subject solely to vesting based on continued service will accelerate and vest in full.
Seth Krauss
If Mr. Krauss’s employment is terminated without cause or due to a resignation for good reason prior to the end of his term, or if Mr. Krauss’s employment is terminated by the Company without cause in connection with an Employer
Non-Renewal,
any unvested portion of Mr. Krauss’s equity awards that are subject solely to vesting based on continued service will accelerate and vest in full.
Definitions of “Cause,” “Good Reason” and “Employer
Non-Renewal”
For purposes of Mr. Emanuel’s employment agreement and equity awards, “cause” generally means: Mr. Emanuel’s (i) conduct constituting embezzlement, fraud, or material misappropriation, whether or not related to his employment with the Company, in each case that results in material harm to the Company or its subsidiaries; (ii) conviction of a felony, whether or not related to his employment with the Company; (iii) conduct constituting a financial crime, material act of dishonesty or material unethical business conduct, involving the Company or any of its subsidiaries, in each case that results in material harm to the Company or any of its subsidiaries; (iv) unauthorized disclosure or use of confidential information or material breach of the provision of his employment agreement providing for assignment of intellectual property, in each case that results in material harm to the Company or any of its subsidiaries: (v) material and knowing breach of any applicable restrictive covenants set forth in any agreement between Mr. Emanuel and the Company or any of its subsidiaries; or (vi) willful and material breach of any other material obligation under his employment agreement, in each case that results in material harm to the Company or any of its subsidiaries.
For purposes of Messrs. Shapiro’s, Schleimer’s and Krauss’s employment agreements and equity awards, “cause” generally means: the named executive officer’s (i) conduct constituting embezzlement, fraud, or material misappropriation, whether or not related to the named executive officer’s employment with the Company; (ii) conduct constituting a felony, whether or not related to the named executive officer’s employment with the Company; (iii) conviction or indictment of a financial crime, material act of dishonesty or material unethical business conduct; (iv) unauthorized disclosure or use of confidential information or material breach of provision of his employment agreement providing for assignment of intellectual property, in each case that results in material harm to the Company or any of its subsidiaries; (v) material breach any applicable restrictive covenants set forth in any agreement between the named executive officer and the Company or any of its subsidiaries; (vi) material breach of any other material obligation under the named executive officer’s employment agreement; (vii) material violation of the Company’s written policies that is detrimental to the best interests of the Company or any of its subsidiaries; (viii) use of alcohol or drugs that materially interferes with the performance of the named executive officer’s duties; or (ix) conduct that brings the named executive officer or the Company or any of its subsidiaries into public disrepute, scandal, contempt or ridicule that shocks, insults or offends a substantial portion or group of the community or reflects unfavorably on the named executive officer, the Company or any of its subsidiaries.
For Mr. Emanuel, “good reason” means the occurrence of, without Mr. Emanuel’s consent, (i) a material diminution of his duties, responsibilities or authorities as chief executive officer (including any requirement that Mr. Emanuel report to someone other than the Board), (ii) the assignment of duties inconsistent with Mr. Emanuel’s position, (iii) the material breach by the Company of any terms under Mr. Emanuel’s employment agreement, (iv) the relocation of Mr. Emanuel’s principal place of employment outside of the Los Angeles Metropolitan area or (v) the failure of the Company to obtain the assumption in writing of its obligations under Mr. Emanuel’s employment agreement by any successor to all or substantially all of the assets of the Company.
For Mr. Shapiro, “good reason” means, the occurrence of, without Mr. Shapiro’s consent, the material breach by the Company of any terms under Mr. Shapiro’s employment agreement (including Mr. Shapiro’s ceasing to report directly to Mr. Emanuel as Chief Executive Officer, except in the event of the termination of Mr. Emanuel’s employment as a result of Mr. Emanuel’s death or disability).
For Mr. Schleimer, “good reason” means, the occurrence of, without Mr. Schleimer’s consent, the material breach by the Company of any terms under Mr. Schleimer’s employment agreement. Notwithstanding the foregoing, if Mr. Schleimer’s employment is terminated without “cause” or due to a resignation for “good reason” prior to the end of his term and within two years following a “change of control” (as defined in the Company’s 2023 Incentive Award Plan), he will be entitled to (i) payment of an amount equal to two times his annual base salary, payable during the period commencing on the date of termination and ending on the twelve month anniversary of the date of termination, and (ii) an amount equal to his target bonus for each calendar year commencing with the calendar year in which the date of termination occurs and ending on the twenty-four month anniversary of the date of termination
(pro-rated
for any partial year).

For Mr. Krauss, “good reason” means, the occurrence of, without Mr. Krauss’s consent, the material breach by the Company of any terms under Mr. Krauss’s employment agreement, including any requirement for Mr. Krauss to relocate his principal place of employment outside of New York County without Mr. Krauss’s consent.
For Mr. Shapiro, “Employer
Non-Renewal”
means before the end of the term of the Agreement, TKO fails to give Mr. Shapiro a bona fide offer of renewal of his employment on terms that provide compensation that is substantially comparable to the compensation provided under the Agreement (excluding annual equity award with respect of fiscal year 2023 so long as such offer includes an initial equity award equal at least $5,000,000, as described above in “Employment Agreement with Mr. Shapiro”), and Mr. Shapiro’s employment is then either timely terminated by TKO without cause or by Mr. Shapiro for any reason.
For Mr. Schleimer, “Employer
Non-Renewal”
means before the end of the term of Mr. Schleimer’s employment agreement, the Company fails to give Mr. Schleimer a bona fide offer of employment that provides compensation that is substantially comparable to the annual cash and equity compensation provided under his employment agreement (excluding the Initial Equity Award), and Mr. Schleimer’s employment is then either terminated by the Company without cause or by Mr. Schleimer for any reason within the thirty day period following the end of the employment term.
For Mr. Krauss, “Employer
Non-Renewal”
means before the end of the term of Mr. Krauss’s employment agreement, TKO fails to give Mr. Krauss a bona fide offer of renewal of his employment on terms that provide compensation that is substantially comparable to the compensation provided under the Agreement (excluding, for the avoidance of doubt, the Initial Equity Award), and Mr. Krauss’s employment is then either timely terminated by TKO without cause or by Mr. Krauss for any reason.

Estimated Payments Upon Termination of Employment or Change in Control

The table below shows the severance payments and benefits that each named executive officer would receive upon (1) death or disability, (2) termination without cause or a resignation with good reason, (3) termination for cause or a resignation without good reason and (4) a change in control. The amounts are calculated as if the date of termination and change in control occurred on December 31, 2025.

	Death or Disability ($)		Termination without Cause or Resignation with Good Reason ($)		Termination for Cause or Resignation without Good Reason ($)	Change in Control ($)		Termination without Cause or Resignation for Good Reason in Connection with Change in Control ($)
Ariel Emanuel
Base Salary Continuation	—		6,000,000	(1)	—			6,000,000	(1)
Bonus	7,000,000	(2)	14,000,000	(3)	—			14,000,000	(3)
Accelerated Vesting of Equity-Based Awards			103,283,620	(4)	—	103,283,620	(4)	103,283,620	(4)
Andrew Schleimer
Base Salary Continuation			3,000,000	(5)	—			4,000,000	(1)
Bonus	2,000,000	(2)	5,000,000	(6)	—			6,000,000	(9)
Accelerated Vesting of Equity-Based Awards			23,395,669	(4)	—			23,395,669	(4)
Mark Shapiro
Base Salary Continuation			8,000,000	(7)	—			8,000,000	(7)
Bonus	6,000,000	(2)	18,000,000	(8)	—	—		18,000,000	(8)
Accelerated Vesting of Equity-Based Awards	—		59,378,572	(4)	—	59,378,572	(4)	59,378,572	(4)
Seth Krauss
Base Salary Continuation	—		4,000,000	(7)	—	—		4,000,000	(7)
Bonus	—		2,000,000	(2)	—	—		2,000,000	(2)
Accelerated Vesting of Equity-Based Awards	—		11,891,055	(4)	—	—		11,891,055	(4)

(1)	This amount reflects the continued payment of two times the named executive officer’s base salary for 24 months following termination of his employment.

(2)	This amount reflects the payment of the named executive officer’s target annual bonus.

(3)	This amount reflects the payment of two times the named executive officer’s target annual bonus.

(4)	This amount reflects the accelerated vesting of all of the named executive officer’s time-based restricted stock units.

(5)	This amount reflects the continued payment of one and a half times the named executive officer’s base salary for 12 months following termination of his employment.

(6)

This amount reflects payment of the named executive officer’s target annual bonus for the calendar year in which termination occurs and ending on the 18-month anniversary of termination, payable over the 12-month period following termination of his employment.

(7)	This amount reflects the continued payment of the named executive officer’s base salary through December 31, 2027.

(8)	This amount reflects the payment of the named executive officer’s target annual bonus for each calendar year commencing with 2025 and ending on December 31, 2027.

(9)

This amount reflects payment of the named executive officer’s target annual bonus for the calendar year in which termination occurs and ending on the 24-month anniversary of termination, payable over the 12-month period following termination of his employment.

CEO Pay Ratio

Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of our median-paid employee (“Median Employee”) to the annual total compensation of Mr. Emanuel, our Executive Chair and Chief Executive Officer. We consider the pay ratios specified below to be reasonable estimates, with the pay ratio in the first bullet below calculated in a manner that is intended to be consistent with the requirements of Item 402(u) of Regulation S-K. However, because these rules provide flexibility in determining the methodology, assumptions and estimates used to determine pay ratios, and given the fact that workforce composition differs significantly among companies, our pay ratio may not be comparable to the pay ratios reported by other companies. Further, neither the Governing Body nor management has used our pay ratio for purposes of making any compensation-related decisions.

To identify the Median Employee, we defined “employee” as any full-time, part-time, seasonal or temporary individual employed and paid by the Company or any of our consolidated subsidiaries as of December 31, 2025. For purposes of identifying the Median Employee for fiscal year 2025, the Company utilized an identification date of December 31, 2025. In accordance with the provisions of Item 402(u) of Regulation S-K, we did not include workers employed, and whose compensation is determined, by a third party or independent contractors. We then calculated each employee’s annual cash compensation, our consistently applied compensation measure, using actual base salary or wages and actual bonus paid for the 12-month period ended December 31, 2025. For employees paid in local currencies, we converted their base salary and bonus into U.S. dollar amounts using an exchange rate as of December 31, 2025. In identifying the Median Employee, we annualized base salary or wages for all permanent full-time and part-time employees who did not work the full fiscal year 2025, but did not make any cost-of-living or other adjustments. Base salary or wages for temporary or seasonal employees was not annualized. We then sorted the employees (excluding our CEO) by their annual cash compensation to determine the median of annual cash compensation of all employees and, thereby, identified the Median Employee. We then calculated the Median Employee’s annual total compensation using the same methodology we used for our named executive officers (including our CEO) as set forth in the 2025 Summary Compensation Table.

For 2025:

•

The annual total compensation of our Median Employee, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, was $82,428 and the annual total compensation of our CEO, as reported in the Summary Compensation Table included above, was $67,361,782.

•	Therefore, the ratio of our CEO’s annual total compensation to the Median Employee’s annual total compensation was 813 to 1.

Pay Versus Performance Table
The following table sets forth information concerning the compensation provided to our NEOs and certain measures of Company performance in the years ended December 31, 2025, December 31, 2024 and 2023, for services to the Company in all capacities.

	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($) (1)(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($) (1)(2)(3)	Value of Initial Fixed $100 Investment Based on:		Net Income ($)	Adjusted EBITDA ($) (5)
Fiscal Year					Total Shareholder Return ($) (4)	Peer Group Index Total Shareholder Return ($) (4)
2025	67,361,782	102,183,502	25,251,457	35,565,912	213.23	204.86	546,289,539	1,585,257,289
2024	18,129,271	40,619,413	16,534,551	21,399,404	143.18	150.64	6,377,088	1,251,238,529
2023	64,912,560	56,578,222	8,435,228	7,963,553	82.19	107.00	175,722,864	809,087,712

(1)
Amounts represent compensation actually paid (“CAP”) to our CEO, who was our Principal Executive Officer or “PEO” for fiscal years 2023, 2024 and 2025, and the average CAP to our remaining NEOs or
“Non-PEO
NEOs” for fiscal years 2023, 2024 and 2025, as determined under SEC rules, which includes the individuals indicated below for fiscal years 2023, 2024 and 2025:

Year	PEO	Non-PEO NEOs
2025	Ariel Emanuel	Mark Shapiro, Andrew Schleimer and Seth Krauss
2024	Ariel Emanuel	Mark Shapiro, Andrew Schleimer and Seth Krauss
2023	Ariel Emanuel	Mark Shapiro, Andrew Schleimer and Seth Krauss

(2)	Amounts represent the Summary Compensation Table Total Compensation for the applicable fiscal year adjusted as follows:

Applicable Fiscal Year (“FY”)	2023		2024		2025
	PEO	Average non-PEO NEOs	PEO	Average non-PEO NEOs	PEO	Average non-PEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	(40,000,094)	(3,133,767)	(2,502,864)	(8,429,236)	(43,982,679)	(14,645,028)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	31,666,256	2,662,091	4,13,285	11,867,180	58,670,898	19,054,809
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	—	—	17,621,615	500,987	14,278,206	4,000,691
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	—	—	3,242,106	925,923	5,855,295	1,903,983

Total Adjustments	(8,33,838)	(471,675)	22,490,143	4,864,853	34,821,720	10,314,455

(3)
The fair values of restricted stock units included in the CAP to our PEO and the Average CAP to our Non-PEO NEOs are calculated at the required measurement dates, consistent with the approach used to value the awards at the grant date as described in our Annual Report. Any changes to the fair values of our restricted stock units from the grant date are based on our updated stock price at the applicable measurement date. For the year presented, the increases or decreases in the year-end
restricted stock unit fair value from the fair value on the grant date were affected by changes in the stock price. For additional information on the assumptions used to calculate the valuation of the awards, see Note 13 to our audited consolidated financial statements included in our Annual Report.

(4)	Reflects the period from September 12, 2023, the date of consummation of the TKO Transactions, through the end of the applicable fiscal year.

(5)
Adjusted EBITDA is a
non-GAAP
measure and is calculated from our audited financial statements as follows: net income, excluding income taxes, net interest expense, depreciation and amortization, equity-based compensation, merger and acquisition costs, certain legal costs, restructuring, severance and impairment charges, and certain other items when applicable. For a reconciliation of the differences between Adjusted EBITDA and the most directly comparable financial measure calculated and presented in accordance with GAAP, see Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of
Operation-Non-GAAP
Financial Measures” on page 57 and 58 of our Annual Report.

Pay Versus Performance Relationships
Similar to reported compensation in the Summary Compensation Table, “Compensation Actually Paid” does not accurately represent the actual compensation that is or may be received by our named executive officers. However, this information may demonstrate the impact that TKO performance and stock price performance has on the value of incentives, and accordingly the alignment between total stockholder returns and pay.
Our applicable Governing Body does not consider compensation actually paid when making compensation decisions for the named executive officers. See the Compensation Discussion & Analysis for a description of how our applicable Governing Body assesses the relationship between named executive officers’ pay and performance.
Pay Versus Performance Graphs
The chart below provides a comparison between (i) the total stockholder return of the Company and of the S&P 1500 Media and Entertainment Industry Group Index assuming a fixed $100 initial investment on September 12, 2023 (the date our Class A common stock began trading on NYSE) and reinvestment of dividends, and (ii) the compensation actually paid to our PEO and the average compensation actually paid to our
non-PEO
named executive officers for the years ended December 31, 2023, 2024 and 2025.

	September 12, 2023	FY 2023	FY 2024	FY 2025
Company TSR	$100	$82.19	$143.18	$213.23
S&P 1500 Media and Entertainment Index TSR	$100	$107.00	$150.64	$204.86
PEO Compensation Actually Paid (in millions)	—	$57	$41	$102
Avg. non-PEO NEO Compensation Actually Paid (in millions)	—	$8	$21	$36
The chart below provides a comparison between (i) the Company’s Net Income and (ii) compensation actually paid to our PEO and average compensation actually paid to our non-PEO
named executive officers for the fiscal years ended December 31, 2023, 2024 and 2025.

	FY 2023	FY 2024	FY 2025
Net Income (in millions)	$176	$6	$546
PEO Compensation Actually Paid (in millions)	$57	$41	$102
Avg. non-PEO NEO Compensation Actually Paid (in millions)	$8	$21	$36
The chart below provides a comparison between (i) the
Company’s
Adjusted EBITDA and (ii) compensation actually paid to our PEO and average compensation actually paid to our non-PEO named executive officers for the fiscal years ended December 31, 2023, 2024 and 2025.

	FY 2023	FY 2024	FY 2025
Adjusted EBITDA (in millions) (1)	$809	$1,251	$1,585
PEO Compensation Actually Paid (in millions)	$57	$41	$102
Avg. non-PEO NEO Compensation Actually Paid (in millions)	$8	$21	$36

(1)
Adjusted EBITDA is a
non-GAAP
measure and is calculated from our audited financial statements as follows: net income, excluding income taxes, net interest expense, depreciation and amortization, equity-based compensation, merger and acquisition costs, certain legal costs, restructuring, severance and impairment charges, and certain other items when applicable. For a reconciliation of the differences between Adjusted EBITDA and the most directly comparable financial measure calculated and presented in accordance with GAAP, see Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of
Operation-Non
-GAAP Financial Measures” on page 57 and 58 of our Annual Report.

The comparisons reflected in the charts above are not intended to forecast the future performance of our stock and may not be indicative of our future performance.
2025 Pay Versus Performance Tabular List
As required by Item 402(v) of Regulation
S-K,
we are providing the following information regarding the performance measure that we believe represents the most important financial performance measure used by us to link compensation actually paid to our named executive officers for the fiscal year 2025. Such performance measure represented the only financial performance measure that was used by the Company to link compensation actually paid to our named executive officers for fiscal year 2025 to Company performance.
Performance Measure
Adjusted EBITDA
For additional details regarding this financial performance measure, please see the section above titled “2025
Financial
and Operating Highlights”.

COMPENSATION OF OUR DIRECTORS

The table below shows the compensation earned by each director other than Messrs. Emanuel and Shapiro (whose compensation is set forth above) for the fiscal year ended December 31, 2025.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)		Total ($)
Peter C.B. Bynoe	119,500	202,781	—		322,281
Egon P. Durban	—	—	—		—
Dwayne Johnson	—	—	—		—
Brad Keywell	107,000	202,781	—		309,781
Steve R. Koonin	181,167	287,369	—		468,536
Jonathan A. Kraft	107,000	202,781	—		309,781
Sonya E. Medina	140,500	202,781	—		343,281
Nancy R. Tellem	128,000	202,781	—		330,781
Carrie Wheeler	147,000	202,781	—		349,781
Nick Khan(2)	2,000,000	11,526,561	10,761,640	(3)	24,288,201

(1)

The amounts listed in this column represent the grant date fair value calculated in accordance with ASC 718 with respect to the grant of restricted stock units during fiscal year 2025. Assumptions used in calculating these amounts are described in Note 13 to our audited consolidated financial statements included in our Annual Report.

(2)	The amounts included for Mr. Khan are exclusively in respect of his services as an employee during fiscal year 2025 and do not reflect any compensation in respect of his services as a director.

(3)

The amount reported in this column represents (i) bonuses paid to Mr. Khan in 2025 in an amount of $10,750,000, (ii) the value of 401(k) matching contributions in the amount of $10,350 and (iii) life insurance payments in the amount of $1,290.

The table below shows the aggregate numbers of unvested stock awards held as of December 31, 2025 by each director other than Messrs. Emanuel and Shapiro (whose outstanding awards are set forth above).

Stock Awards Outstanding at 2025 Fiscal Year End
Peter C.B. Bynoe	1,237(1)
Egon P. Durban	—
Dwayne Johnson	—
Brad Keywell	1,237(1)
Steve R. Koonin	1,753(1)
Jonathan A. Kraft	1,237(1)
Sonya E. Medina	1,237(1)
Nancy R. Tellem	1,237(1)
Carrie Wheeler	1,237(1)
Nick Khan	145,597(2)

(1)	The unvested restricted stock units will vest on the date of our stockholder meeting in 2026.

(2)

Includes 13,960 shares which vested on January 20, 2026. The unvested restricted stock units will vest as follows: 51,226 unvested restricted stock units will vest on December 31, 2026; 22,901 unvested restricted stock units will vest on July 20, 2026; 29,588 unvested restricted stock units will vest in two equal annual installments beginning on August 17, 2026; and 27,922 unvested restricted stock units will vest in two equal annual installments on January 20, 2027 and January 20, 2028.

Non-Employee Director Compensation Policy – Effective through May 5, 2025

We maintain a policy pursuant to which each non-employee director (other than those who are appointed pursuant to the Governance Agreement and are not “Independent” thereunder) receives an annual director fee of $107,000 as well as an additional annual fee of $15,000 for service as the chair of the audit committee and an additional annual fee of $21,000 for service (including as chair) on the audit committee, each earned on a quarterly basis. The policy provides for an additional annual fee of $20,000 for service as the chair of the compensation committee and an additional annual fee of $10,000 for service (including as chair) on the compensation committee, each earned on a quarterly basis, and an annual fee of $15,000 for service as the chair of the nominating and corporate governance committee and an additional annual fee of $7,500 for service (including as chair) on the nominating and corporate governance committee, each earned on a quarterly basis.

Each non-employee director will also receive an annual restricted stock unit award with a grant date value of $182,000, calculated based on the average closing price (as reported on the applicable stock exchange on which shares of our Class A common stock are traded for the 20 trading days preceding the date of grant or, if such shares have been trading for less than 20 days, the number of days these shares have been trading preceding the date of grant), entitling them to receive shares of our Class A common stock upon vesting. Additionally, each non-employee director who was initially elected or appointed to the Board following the closing date received a grant of our Class A common stock with a grant date value, calculated based on the average closing price (as reported on the applicable stock exchange on which shares of our Class A common stock are traded for the 20 trading days preceding the date of grant or, if such shares have been trading for less than 20 days, the number of days these shares have been trading preceding the date of grant), equal to the product of $182,000, and a fraction calculated as follows: (i) before our first annual shareholder meeting, the numerator of which is (x) the number of days between the closing date and the anticipated date of our first annual shareholder meeting (as determined by the Board) minus (y) the number of days in the period beginning on the date of the effective time and ending on such non-employee director’s start date, and the denominator of this fraction is the number of days in the period between the closing date and the anticipated date of our first annual shareholder meeting and (ii) following our first annual shareholder meeting, the numerator of this fraction is (x) 365 minus (y) the number of days in the period beginning on the date of the annual shareholder meeting immediately preceding such non-employee director’s start date, and ending on such non-employee director’s start date, and the denominator of this fraction is 365.

In addition, each non-employee director who serves as lead independent director as of the date of any annual shareholder meeting will receive a restricted stock unit award with a grant date value equal to $83,333, calculated based on the average closing price (as reported on the applicable stock exchange on which shares of our Class A common stock are traded for the 20 trading days preceding the date of grant or, if such shares have been trading for less than 20 days, the number of days these shares have been trading preceding the date of grant), entitling them to receive shares of our Class A common stock upon vesting. Additionally, each non-employee director who is appointed as lead independent director on any date other than the date of an annual shareholder meeting will receive an annual restricted stock unit award with a grant date value equal to the product of $83,333 and a fraction calculated as follows: (i) before our first annual shareholder meeting, the numerator of which is (x) the number of days between the closing date and the anticipated date of our first annual shareholder meeting (as determined by the Board) minus (y) the number of days in the period beginning on the date of the effective time and ending on such non-employee director’s start date, and the denominator of this fraction is the number of days in the period between the closing date and the anticipated date of our first annual shareholder meeting and (ii) following our first annual shareholder meeting, the numerator of this fraction is (x) 365 minus (y) the number of days in the period beginning on the date of the annual shareholder meeting immediately preceding such non-employee director’s start date, and ending on such non-employee director’s start date, and the denominator of this fraction is 365.

Each equity grant will vest in full on the date of our annual shareholder meeting immediately following the date of grant, subject to the non-employee director continuing in service through such meeting date, and is further subject to accelerated vesting upon a change in control (as defined in the 2023 Incentive Award Plan).

Non-Employee Director Compensation Policy – Effective commencing May 6, 2025

In May 2025, we approved an amended and restated policy pursuant to which each non-employee director who qualifies as “Independent” under our bylaws receives an annual director fee of $107,000 as well as an additional annual fee of $19,000 for service as the chair of the audit committee and an additional annual fee of $21,000 for service (including as chair) on the audit committee, each earned on a quarterly basis. The policy provides for an additional annual fee of $20,000 for service as the chair of the compensation committee and an additional annual fee of $12,500 for service (including as chair) on the compensation committee, each earned on a quarterly basis, and an annual fee of $15,000 for service as the chair of the nominating and corporate governance committee and an additional annual fee of $10,000 for service (including as chair) on the nominating and corporate governance committee, each earned on a quarterly basis. In addition, the policy provides that each non-employee director who serves as lead independent director shall receive an additional annual retainer of $41,667 for such service.

Each non-employee director will also receive an annual restricted stock unit award with a grant date value of $200,000, calculated based on the average closing price (as reported on the applicable stock exchange on which shares of our Class A common stock are traded for the 20 trading days preceding the date of grant or, if such shares have been trading for less than 20 days, the number of days these shares have been trading preceding the date of grant), entitling them to receive shares of our Class A common stock upon vesting. Additionally, each non-employee director who was initially elected or appointed to the Board following the closing date received a grant of our Class A common stock with a grant date value, calculated based on the average closing price (as reported on the applicable stock exchange on which shares of our Class A common stock are traded for the 20 trading days preceding the date of grant or, if such shares have been trading for less than 20 days, the number of days these shares have been trading preceding the date of grant), equal to the product of $200,000, and a fraction calculated as follows: (i) 365 minus (ii) a fraction, (x) the numerator of which the number of days in the period beginning on the date of the annual shareholder meeting immediately preceding such non-employee director’s start date, and ending on such non-employee director’s start date, and (y) the denominator of this fraction is 365.

In addition, each non-employee director who serves as lead independent director as of the date of any annual shareholder meeting will receive a restricted stock unit award with a grant date value equal to $83,333, calculated based on the average closing price (as reported on the applicable stock exchange on which shares of our Class A common stock are traded for the 20 trading days preceding the date of grant or, if such shares have been trading for less than 20 days, the number of days these shares have been trading preceding the date of grant), entitling them to receive shares of our Class A common stock upon vesting. Additionally, each non-employee director who is appointed as lead independent director on any date other than the date of an annual shareholder meeting will receive an annual restricted stock unit award with a grant date value equal to the product of (i) $83,333 and (ii) a fraction, (x) the numerator of which the number of days in the period beginning on the date of the annual shareholder meeting immediately preceding such non-employee director’s start date, and ending on such non-employee director’s start date, and (y) the denominator of this fraction is 365.

Each equity grant will vest in full on the date of our annual shareholder meeting immediately following the date of grant, subject to the non-employee director continuing in service through such meeting date, and is further subject to accelerated vesting upon a change in control.

Employee Compensation for Mr. Khan

Mr. Khan was not entitled to any compensation in respect of his services as director in fiscal year 2025. However, he was entitled to certain compensation in respect of his services as our employee in fiscal year 2025. Mr. Khan received an annual base salary for fiscal year 2025 equal to $2,000,000. The aggregate amount of such base salary for Mr. Khan in fiscal year 2025 is included in the “Fees Earned or Paid in Cash” column of the “Compensation of Our Directors” Table above. Mr. Khan, in his position as President of WWE, was also eligible to receive an annual bonus with target bonus opportunity equal to $3,000,000 and an equity award with a target value of $7,500,000.

For fiscal year 2025, Mr. Khan’s bonus award value was determined taking into account Adjusted EBITDA for WWE as the primary, but not only, consideration. As a result, Mr. Khan received an annual bonus payment of $7,000,000. In addition to the annual bonus, Mr. Emanuel determined that Mr. Khan should receive an additional discretionary bonus in the amount of $3,750,000 due to the successful launch of our boxing-related businesses. The aggregate amount of such bonuses for Mr. Khan in fiscal year 2025 is included in the “All Other Compensation” column of the “Compensation of Our Directors” Table above.

With respect to the 2024 annual equity award, in January 2025, Mr. Khan received 41,882 RSUs that vest in three equal annual installments on January 20, 2026, January 20, 2027 and January 20, 2028. In addition, due to the Company’s exceptional performance across its businesses, on August 17, 2025, Mr. Khan received 29,588 RSUs, which vest in two equal installments on August 17, 2026 and August 17, 2027. For fiscal year 2025, Mr. Khan’s equity award value was determined taking into account Adjusted EBITDA for WWE as the primary, but not only, consideration. As a result, Mr. Khan received an award of RSUs with a value of approximately $8,000,000. As such, in January 2026, Mr. Khan received 38,377 RSUs that vest in three equal annual installments on January 1, 2027, January 1, 2028 and January 1, 2029.

In addition, Mr. Khan also participated in certain of our benefit plans that are generally available to similarly situated employees in fiscal year 2025.

While perquisites help to provide our executives a benefit with a high perceived value at a relatively low cost, we do not generally view perquisites as a material component of our executive compensation program. Perquisites we provided to Mr. Khan during fiscal year 2025 included matching contributions and certain life insurance payments. The aggregate incremental cost of such perquisites for Mr. Khan in fiscal year 2025 is included in the “All Other Compensation” column of the “Compensation of Our Directors” Table above.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth certain information with respect to securities authorized for issuance under equity compensation plans as of December 31, 2025.

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Available for Future Issuance Under Equity Compensation Plans (excludes securities Reflected in first column)
Equity compensation plans approved by security holders(1)	4,408,049	(2)	—	8,822,973	(3)
Equity compensation plans not approved by security holders	—		—	—
Total	4,408,049		—	8,822,973

(1)	Consists of the 2023 Incentive Award Plan and the 2016 Plan.

(2)

Consists of restricted stock units issued under the 2023 Incentive Award Plan and the 2016 Plan, and performance stock units under the 2016 Plan, calculated using the target number of shares issuable in respect of such performance stock units.

(3)

Awards under the 2023 Incentive Award Plan may be issued in the form of restricted stock units, restricted stock, stock options, other stock or cash-based awards and dividend equivalents. No additional awards will be granted pursuant to the 2016 Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

From January 1, 2025 through December 31, 2025, the members of the Company’s Compensation Committee were Peter Bynoe, Steven Koonin and Sonya Medina, with Mr. Koonin serving as chair. None of these members have ever been an officer or employee of the Company or any of our subsidiaries or had any relationships with us or any of our subsidiaries requiring disclosure under SEC regulations. None of the Company’s executive officers serve as members of the Company’s Compensation Committee. Compensation for our executive officers is approved as described under “Executive Compensation—Compensation Discussion and Analysis — Setting Executive Compensation,” which information is incorporated by reference herein. Mr. Emanuel also serves on the Board of Endeavor Group Holdings, Inc. and served on its Executive Committee until the company’s acquisition in March 2025.

Related person transactions pursuant to Item 404(a) of Regulation S-K involving those who made compensation decisions for those who are to serve as the Company’s executive officers are set forth under “Certain Transactions with Related Persons.”

Our non-employee directors who qualify as “independent” are eligible to receive compensation for their service on our board and the committees thereof pursuant to our non-employee director compensation program.

STOCK OWNERSHIP

The table below sets forth information with respect to the beneficial ownership of our Class A common stock and Class B common stock by:

•	each person who is known to be the beneficial owner of more than 5% of the outstanding shares of any class or series of our capital stock;

•	each of our directors and named executive officers; and

•	all of our directors and executive officers as a group.

The amounts and percentages of Class A common stock and Class B common stock beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of April 16, 2026, provided that any person who acquires any such right with the purpose or effect of changing or influencing the control of the issuer, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition shall be deemed to be the beneficial owner of the securities which may be acquired through the exercise of such right. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.

The beneficial ownership of our voting securities is based on 74,967,673 shares of our Class A common stock and 116,158,615 shares of our Class B common stock, each issued and outstanding as of April 16, 2026. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, warrants or other rights held by such person that are currently exercisable or that will become exercisable or will otherwise vest within 60 days of April 16, 2026 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated, the address for each beneficial owner listed below is: c/o TKO Group Holdings, Inc., 200 Fifth Avenue, 7th Floor, New York, NY 10010.

	Class A Common Stock Owned(1)		Class B Common Stock Owned(1)		Combined Voting Power(2)
Name and Address of Beneficial Owner	Number	%	Number	%	%
Greater than 5% Equityholders
Endeavor Group Holdings, Inc.(3)	122,142,162	63.9	116,158,615	100	63.9
Silver Lake Equityholders(3)(4)	122,142,162	63.9	116,158,615	100	63.9
Vincent K. McMahon(5)	6,442,325	8.6	—	—	3.4
BlackRock, Inc.(6)	4,349,551	5.8	—	—	2.3
State Street Corporation(7)	5,031,515	6.7			2.6
Morgan Stanley(8)	4,214,167	5.6	—	—	2.2
Directors and Named Executive Officers
Ariel Emanuel	143,850	*	—	—	*
Peter C.B. Bynoe(9)	6,424	*	—	—	*
Egon P. Durban(3)(4)	122,142,162	63.9	116,158,615	100	63.9
Dwayne Johnson	386,231	*	—	—	*
Bradley A. Keywell(10)	4,125	*	—	—	*
Nick Khan	77,625	*	—	—	*

	Class A Common Stock Owned(1)		Class B Common Stock Owned(1)		Combined Voting Power(2)
Steven R. Koonin(11)	11,153	*	—	—	*
Jonathan A. Kraft(12)	39,469	*	—	—	*
Seth Krauss	—	*	—	—	*
Sonya E. Medina(13)	4,937	*	—	—	*
Andrew Schleimer	27,544	*	—	—	*
Mark Shapiro	118,400	*	—	—	*
Nancy R. Tellem(14)	4,704	*	—	—	*
Carrie Wheeler(15)	7,836	*	—	—	*
All directors and executive officers as a group (14 persons)(16)	122,974,460	64.3	116,158,615	100%	64.3

*	Less than 1%.

(1)

Each TKO OpCo Unit (other than TKO OpCo Units held by us) is redeemable from time to time at each holder’s option for, at our election, newly issued shares of our Class A common stock on a one-for-one basis, or to the extent there is cash available from the sale of newly issued shares of our Class A common stock, a cash payment equal to the closing price of one share of Class A common stock on the last full trading day immediately prior to the redemption date for each TKO OpCo Unit so redeemed, in each case, in accordance with the terms of the TKO Operating Agreement (as defined below). In this table, beneficial ownership of TKO OpCo Units has been reflected as beneficial ownership of shares of our Class A common stock for which such TKO OpCo Units may be exchanged. When a TKO OpCo Unit is exchanged by a holder thereof, a corresponding share of Class B common stock will be cancelled.

(2)

Represents the percentage of voting power of our Class A common stock and Class B common stock voting as a single class. Each share of Class A common stock entitles the registered holder to one vote per share and each share of Class B common stock entitles the registered holder thereof to one vote per share on all matters presented to stockholders for a vote generally, including the election of directors. The Class A common stock and Class B common stock will vote as a single class on all matters except as required by law or our certificate of incorporation.

(3)

Based solely on a Schedule 13D/A filed with the SEC on January 2, 2026 and information known to the Company, (i) 83,074,858 TKO OpCo Units (and an equal number of our Class B common stock) are held of record by January Capital Holdco, LLC (“January Holdco”), (ii) 6,542,033 TKO OpCo Units (and an equal number of our Class B common stock) are held of record by January Capital Sub, LLC (“January Sub”), (iii) 2,155,188 TKO OpCo Units (and an equal number of our Class B common stock) are held of record by EOC Borrower, LLC (“EOC Borrower”), (iv) 24,386,536 TKO OpCo Units (and an equal number of our Class B common stock) are held of record by WME IMG, LLC (“WME IMG”), (v) 4,158,517 shares of Class A common stock are held of record by Endeavor OpCo, and (vi) 1,825,030 shares of Class A common stock are held of record by WME IMG, in each case as of April 16, 2026. Endeavor Group Holdings, Inc. is the managing member of Endeavor Manager, LLC, which in turn is the managing member of Endeavor OpCo. Endeavor OpCo is the sole member of EOC Topco, LLC, which in turn is the sole member of EOC Borrower. EOC Borrower is the sole member of January Holdco and January Sub. WME IMG is an indirect subsidiary of EOC Borrower. As a result, Endeavor Group Holdings, Inc. may be deemed to beneficially own the securities held of record by Endeavor OpCo, EOC Borrower, January Holdco, January Sub or WME IMG. The address of each Endeavor OpCo, EOC Borrower, January Holdco, January Sub and WME IMG is c/o Endeavor Group Holdings, Inc., 9601 Wilshire Boulevard, 3rd Floor, Beverly Hills, California 90210. As of April 16, 2026, the Endeavor Margin Loan Borrower (as defined below) pledged, hypothecated or granted security interests in 83,074,858 common units of TKO Operating Company, LLC and a corresponding number of shares of Class B common stock of TKO Group Holdings, Inc. under a margin loan agreement. In the event of a default under this agreement, the secured parties may foreclose upon the pledged securities. See “Certain Transactions with Related Persons—Endeavor Margin Loan Facility.”

(4)

Based solely on a Schedule 13D/A filed with the SEC on June 4, 2025 and information known to the Company, Silver Lake West VoteCo, L.L.C. and Egon Durban may be deemed to have shared voting power and shared dispositive power over 122,142,162 shares of our Class A common stock held by the EGH Subscribers. Mr. Durban is the managing member of Silver Lake West VoteCo, L.L.C., a director of TKO Group Holdings and is a Co-CEO and Managing Member of Silver Lake Group, L.L.C. Securities reported herein are held solely by subsidiaries of Endeavor Group Holdings, Inc. Investment funds managed by Silver Lake do not directly hold any equity securities of the Issuers. The principal office of each of Mr. Durban and each of the entities identified in this footnote is c/o Silver Lake, 2775 Sand Hill Road, Suite 100, Menlo Park, California 94025.

(5)

Based solely on a Schedule 13G/A filed with the SEC on August 1, 2025, Vincent K. McMahon directly holds 6,442,325 shares of our Class A common stock and has sole voting and sole dispositive power over such shares. The principal office of Mr. McMahon is c/o McMahon Ventures, 1055 Washington Boulevard, Stamford, CT 06901.

(6)

Based solely on a Schedule 13G filed with the SEC on April 30, 2025, BlackRock, Inc. has sole voting power over 4,128,729 shares of our Class A common stock and sole dispositive power over 4,349,551 shares of our Class A common stock. The business address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(7)

Based solely on a Schedule 13G filed with the SEC on May 13, 2025, State Street Corporation (“State Street”) beneficially owns 5,031,515 shares of our Class A common stock and has shared voting power over 3,960,872 shares and shared dispositive power over 5,031,348 shares of our Class A common stock. The business address of State Street is One Congress Street, Suite 1, Boston, MA 02114.

(8)

Based solely on a Schedule 13G filed with the SEC on February 9, 2024, Morgan Stanley has shared voting power with respect to 3,782,792 shares of Class A common stock and shared dispositive power with respect to 4,200,763 shares of Class A common stock. The business address for Morgan Stanley is 1585 Broadway, New York, NY 10036.

(9)	Includes 1,237 shares of Class A common stock underlying restricted stock units held by Mr. Bynoe that will vest within 60 days of April 16, 2026.

(10)	Includes 1,237 shares of Class A common stock underlying restricted stock units held by Mr. Keywell that will vest within 60 days of April 16, 2026.

(11)	Includes 1,753 shares of Class A common stock underlying restricted stock units held by Mr. Koonin that will vest within 60 days of April 16, 2026.

(12)

Includes 1,237 shares of Class A common stock underlying restricted stock units held by Mr. Kraft that will vest within 60 days of April 16, 2026 and 23,500 shares of Class A common stock held directly by KPC US Equity LLC (“KPC US”). Mr. Kraft has shared voting and dispositive power with respect to shares held by KPC US.

(13)	Includes 1,237 shares of Class A common stock underlying restricted stock units held by Ms. Medina that will vest within 60 days of April 16, 2026.

(14)	Includes 1,237 shares of Class A common stock underlying restricted stock units held by Ms. Tellem that will vest within 60 days of April 16, 2026.

(15)	Includes 1,237 shares of Class A common stock underlying restricted stock units held by Ms. Wheeler that will vest within 60 days of April 16, 2026.

(16)

Includes (i) 9,175 shares of Class A common stock underlying restricted stock units that will vest within 60 days of April 16, 2026 and (ii) 122,142,162 shares of our Class A common stock as to which Mr. Durban may be deemed to have beneficial ownership (see footnotes (3) and (4) above).

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our executive officers and directors, our principal accounting officer and persons who beneficially own more than 10% of any class of our common stock to file with the SEC reports of their ownership and changes in their ownership of our common stock. To our knowledge, based solely on review of the copies of such reports and amendments to such reports with respect to the year ended December 31, 2025 filed with the SEC and on written representations by our directors and executive officers, all required Section 16 reports under the Exchange Act for our directors, executive officers, principal accounting officer and beneficial owners of greater than 10% of our common stock were filed on a timely basis during the year ended December 31, 2025 and during the period thereafter through the date of this Proxy Statement, other than (i) one Form 4 filing reporting one late transaction for Nick Khan and (ii) one Form 4 filing reporting one late transaction for Shane Kapral.

CERTAIN TRANSACTIONS WITH RELATED PERSONS

Related Person Transactions Policies and Procedures

We have adopted a written Related Person Transaction Policy (the “Policy”), which sets forth our policy with respect to the review and approval or, ratification of all related person transactions. Under the Policy, related person transactions are to be reviewed and approved or ratified by (1) at least a majority of the “independent” directors (as defined in the Bylaws) and (2) either (i) a majority of the Company’s Board or (ii) the Chief Executive Officer. These approving bodies review the relevant facts and circumstances of the related person transaction as it deems necessary and advisable, including without limitation, whether the transaction is inconsistent with the interest of the Company and its stockholders and taking into account the Company’s organizational and governance documents. Certain types of transactions are deemed pre-approved pursuant to standing pre-approval guidelines established under the Policy.

A “related person transaction” is defined as, subject to certain exceptions as provided under Item 404(a) of Regulation S-K, any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant, in which the amount involved exceeds $120,000 and in which any related person (as defined in the Policy) had, has or will have a direct or indirect material interest.

In addition to the Policy, our Bylaws provide that, subject to specified exceptions, for so long as Endeavor Group Holdings, Inc. beneficially owns, directly or indirectly (including through its controlled affiliates), more than an aggregate of 20% of the voting power of the then-outstanding shares of capital stock of TKO, transactions between TKO Group Holdings, Inc. and Endeavor Group Holdings, Inc. (or its affiliates) must be approved by (i) a majority of the Board and (ii) a majority of the “independent” directors (as defined under the Bylaws). Prior to December 31, 2025, such transactions also required approval by a majority of the WWE Designees or their successors under the Governance Agreement.

Limited Liability Company Agreement of TKO OpCo

On September 12, 2023, TKO OpCo, TKO Group Holdings, Inc. and the EGH Subscribers entered into the Limited Liability Company Agreement of TKO OpCo (as amended and restated as of the date hereof, the “TKO Operating Agreement”). The Company operates its business through TKO OpCo and its subsidiaries, in accordance with the terms of the TKO Operating Agreement. As sole managing member of TKO OpCo, TKO Group Holdings, Inc. has control over all of the affairs and decision-making of TKO OpCo. As such, TKO Group Holdings, Inc. is responsible for all operational and administrative decisions of TKO OpCo and the day-to-day management of TKO OpCo’s business. TKO Group Holdings, Inc. will fund any dividends to TKO Group Holdings, Inc. stockholders (if any) by causing TKO OpCo to make distributions to its equityholders, including TKO Group Holdings, Inc., subject to the limitations imposed by the TKO Operating Agreement.

The holders of common units of TKO OpCo, including TKO Group Holdings, Inc., will generally incur U.S. federal, state and local income taxes on their allocable share of any net taxable income of TKO OpCo. Net profits of TKO OpCo will generally be allocated to its members pro rata in accordance with the percentages of their respective ownership of equity interests in TKO OpCo, though certain non-pro rata adjustments may be made to reflect tax depreciation, amortization and other allocations as required under applicable law or as provided for in the TKO Operating Agreement. The TKO Operating Agreement provides for cash distributions to the holders of common units for purposes of funding their tax obligations in respect of the taxable income of TKO OpCo that is allocated to them (or otherwise generally provides for the TKO OpCo members to be provided with liquidity), subject to available cash and any negative covenants in applicable loan agreements. Generally, these tax distributions are calculated using an assumed tax rate equal to the highest marginal combined income tax rate applicable to an individual or corporation resident in Los Angeles, California or New York, New York (whichever rate is higher), taking into account the deductibility of applicable state and local income taxes for U.S. federal income tax purposes and any limitations thereon, with the same assumed tax rate applicable to all

TKO OpCo members. Distributions (including tax distributions) made in respect of common units are generally to be paid pro rata in respect of such common units.

The TKO Operating Agreement provides that, except as otherwise determined by TKO Group Holdings, Inc., if at any time TKO Group Holdings, Inc. issues shares of Class A common stock or any other equity or equity-linked security of TKO Group Holdings, Inc. entitled to any economic rights, TKO OpCo will then issue an equal amount of common units (or other security with corresponding economic rights) of TKO OpCo to TKO Group Holdings, Inc. Similarly, except as otherwise determined by TKO Group Holdings, Inc., TKO OpCo will not issue any additional common units to TKO Group Holdings, Inc. unless TKO Group Holdings, Inc. issues or sells an equal number of shares of Class A common stock. Conversely, except as otherwise determined by TKO Group Holdings, Inc., if at any time any shares of Class A common stock are redeemed, repurchased or otherwise acquired, TKO OpCo will redeem, repurchase or otherwise acquire an equal number of common units held by TKO Group Holdings, Inc. upon the same terms and for the same price per security, as the shares of Class A common stock are redeemed, repurchased or otherwise acquired. In addition, except as otherwise determined by TKO Group Holdings, Inc., TKO OpCo will not affect any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of TKO OpCo Units unless it is accompanied by a substantively identical subdivision or combination of TKO Group Holdings, Inc. Common Stock.

Subject to certain exceptions, TKO OpCo will indemnify all of its members and their officers and other related parties against all losses or expenses arising from claims or other legal proceedings in which any such person (in its capacity as such) may be involved or become subject to in connection with TKO OpCo’s business or affairs or the TKO Operating Agreement or any related document.

The TKO Operating Agreement provides that the members of TKO OpCo (other than TKO Group Holdings, Inc.) (or certain permitted transferees of the members of TKO OpCo) have the right from time to time, subject to certain restrictions, to cause TKO OpCo to redeem any or all of their common units (with the simultaneous redemption of shares of Class B common stock), in exchange for, at TKO Group Holdings, Inc.’s election (subject to certain exceptions), either cash (based on the market price of a share of Class A common stock) or shares of Class A common stock, and if such redemption is made in exchange for shares of Class A common stock, it shall be effected as a direct purchase by TKO Group Holdings, Inc. If, on the date of the applicable exchange notice, the aggregate amount of TKO Group Holdings, Inc.’s cash balance plus the aggregate amount of any loans by TKO Group Holdings, Inc. to TKO OpCo as permitted under TKO Group Holdings, Inc.’s cash management policy, in the aggregate, is in excess of $100 million, any exchange may only occur 30 days following the giving of notice by a member of the TKO Operating Agreement.

Under the Governance Agreement, common units are subject to restrictions on transfer, which are more fully described in the section entitled “—Certain Restrictions on the EGH Subscribers and Endeavor” below.

Governance Agreement

On September 12, 2023, we entered into the Governance Agreement, which was amended on January 23, 2024 to, among other things, increase the size of the Board from 11 to 13 directors and permit each of the former Executive Chair of our Board and the EGH Subscribers to appoint one additional director (as amended, the “Governance Agreement”).

The Governance Agreement terminated on January 1, 2026 (the “Sunset Date”), other than with respect to certain provisions that survived termination pursuant to the terms of the Governance Agreement, including those described below under “—Certain Restrictions on the EGH Subscribers and Endeavor Group Holdings, Inc.”

During the term of the Governance Agreement, the WWE Designees and the EGH Subscribers were entitled to certain director designation rights, and the EGH Subscribers were subject to certain restrictions on their ability to affect certain actions, as described further below.

Board Nomination Provisions Prior to the Sunset Date Appointment Rights Held by WWE and the WWE Designees

WWE’s initial director designees or their successors, as applicable, were entitled to designate six WWE Designees. The Governance Agreement provided that the slate of individuals nominated for election to the Board was to include all six WWE Designees, at least three of whom qualified as “independent” as defined under our Bylaws.

Appointment Rights Held by the EGH Subscribers

The EGH Subscribers were entitled to designate seven EGH Designees. The Governance Agreement provided that, until the date on which Endeavor Group Holdings, Inc. no longer owns, directly or indirectly, more than 20% in the aggregate of the voting power of the then-outstanding shares of capital stock of TKO Group Holdings, Inc., the slate of individuals nominated for election to the Board was to include all seven EGH Designees, at least three of whom qualified as “independent” as defined under our Bylaws.

Other Appointment Provisions

Until the Sunset Date, for so long as any nominating person had the right to designate an EGH Designee or a WWE Designee, in the event that (a) a vacancy is created at any time by the death, disability, retirement, resignation or removal of an EGH Designee or a WWE Designee or (b) an individual is disqualified by the Board or the nominating and corporate governance committee, then the applicable nominating person was able to designate another individual as its designee to either fill the applicable vacancy or be included on the slate of nominees to be recommended by the Board for election at its next meeting of the stockholders, and TKO Group Holdings, Inc. was to take all necessary action within its control so that each replacement nominee was nominated and elected to the Board.

At any meeting convened before the Sunset Date at which directors were to be elected, the EGH Subscribers and each of their permitted transferees were to vote all of their shares of Common Stock in favor of the election of the WWE Designees, and the EGH Subscribers and each of their permitted transferees were to vote all of their shares of our Common Stock against any action taken in respect of the removal of any such WWE Designees from the Board. At any meeting of the stockholders of TKO Group Holdings, Inc. convened before the Sunset Date at which directors were to be elected, our former Executive Chair (considered a “related person” by virtue of his beneficial ownership of our Common Stock) and each of his permitted transferees were to vote all of their shares of our Common Stock in favor of the election of the EGH Designees and against any action taken in respect of the removal of any EGH Designee from the Board.

Certain Restrictions on the EGH Subscribers and Endeavor Group Holdings, Inc.

During the period beginning on the date of the execution of the Governance Agreement and ending on the two-year anniversary of the date of its execution, except for certain permitted transfers or transfer of shares of our Class A common stock or TKO OpCo common units at a price below the 30-day VWAP of shares of our Class A common stock (or other applicable principal security of TKO Group Holdings, Inc. from time to time), the EGH Subscribers were not permitted to transfer any (i) shares of our Class A common stock or (ii) TKO OpCo common units without the approval of a majority of the WWE Designees.

Following the two-year anniversary of the completion of the TKO Transactions, the EGH Subscribers are permitted to transfer their shares of our Class A common stock or TKO OpCo common units, other than transfers that (A) would be at a price above the 30-day VWAP of shares of our Class A common stock (or other applicable principal security of TKO Group Holdings, Inc. from time to time) and (B) would result in any third party controlling 25% or more of the voting power or economic interests of TKO Group Holdings, Inc. or TKO OpCo, which transfers will require either (i) the approval of a majority of the WWE Designees or (ii) the acquiror in such a proposed transfer to make a pro rata offer on equivalent terms to all of the other securityholders of TKO Group Holdings, Inc. and TKO OpCo, as applicable.

Without the approval of a majority of the independent directors of our Board, Endeavor Group Holdings, Inc. and its controlled affiliates have agreed not to (a) acquire all of the outstanding equity interests in, or all or substantially all of the assets of, TKO Group Holdings, Inc. or TKO OpCo, (b) increase their direct or indirect beneficial ownership or economic or voting interests in TKO Group Holdings, Inc. or TKO OpCo above 75% of the then-current outstanding economic or voting interests of TKO Group Holdings, Inc. or TKO OpCo by virtue of additional acquisitions or (c) effect a sale of TKO Group Holdings, Inc. or TKO OpCo that would result in the receipt of a disproportionate “control premium” (or other disparate consideration) relative to other stockholders of TKO Group Holdings, Inc. (except for amounts explicitly and directly in respect of services contemplated by the 2023 Services Agreement).

During the period beginning on the date of the execution of the Governance Agreement and ending on the later of (i) the five-year anniversary of the completion of the TKO Transactions and (ii) the six-month anniversary of Endeavor Group Holdings, Inc. ceasing to hold or beneficially own, directly or indirectly (including through controlled affiliates) more than 20% (in the aggregate) of the voting power of the then-outstanding shares or capital stock of the Company, Endeavor Group Holdings, Inc. has agreed not to, and will cause its controlled affiliates (other than TKO OpCo and its subsidiaries) not to, (a) other than de minimis passive investments, acquire or invest in any professional wrestling league that is competitive with WWE or other professional mixed martial arts league that is competitive with UFC (acting alone or in concert with any person (including any other affiliates of Endeavor Group Holdings, Inc.)) or (b) represent (i) any professional wrestling league that is competitive with WWE, (ii) any athlete or wrestling talent in respect of their contractual relationship with TKO OpCo or any of its subsidiaries or (iii) any former wrestling talent of WWE in respect of their contractual relationship with any professional wrestling league that is competitive with WWE.

Asset Acquisition from Endeavor Group Holdings, Inc.

On October 23, 2024, the Company and TKO OpCo entered into a definitive agreement (as amended, the “EGH Transaction Agreement”) with subsidiaries of Endeavor Group Holdings, Inc. (the “EGH Parties”) to acquire the Professional Bull Riders (“PBR”), On Location, and IMG businesses (the “Transferred Businesses”) (such transaction, the “Endeavor Asset Acquisition”). The transaction closed on February 28, 2025 for total consideration of approximately $3.25 billion plus a $50 million purchase price adjustment, based on the 25-day VWAP of our Class A common stock ending on October 23, 2024. Such subsidiaries of Endeavor Group Holdings, Inc. received approximately 26.54 million common units of TKO OpCo and subscribed for an equal number of shares of TKO’s Class B common stock.

On February 28, 2025, in connection with our acquisition of the Transferred Businesses, we entered into a Trademark License Agreement with certain affiliates of Endeavor Group Holdings, Inc. pursuant to which we granted certain trademarks historically used in Endeavor Group Holdings, Inc.’s and its subsidiaries’ businesses, including an exclusive license under certain trademarks containing “IMG.” Use of the licensed trademarks by Endeavor Group Holdings, Inc. and its affiliates and its sublicensees is subject to customary quality control measures. While there are no fees payable for the licenses granted pursuant to the Trademark License Agreement, Endeavor Group Holdings, Inc. is responsible for reimbursing us for certain costs of trademark filing, prosecution, maintenance and other related costs incurred in connection with the exclusively licensed trademarks.

Services Agreements

Prior to the consummation of the Endeavor Asset Acquisition, Endeavor Group Holdings, Inc. and its affiliates provided services to us pursuant to the 2023 Services Agreement as described below under “—2023 Services Agreement.” In connection with the Endeavor Asset Acquisition, we terminated the 2023 Services Agreement and entered into the Transition Services Agreement (as described below) in order to facilitate an orderly separation and continuity of the Transferred Businesses (see, “—Transition Services Agreement”).

Additionally, certain preexisting ordinary course commercial agreements involving the Transferred Businesses and Endeavor Group Holdings, Inc. or its affiliates are, following the consummation of such transaction, agreements between TKO Group Holdings, Inc. or its subsidiaries, on the one hand, and Endeavor Group Holdings, Inc. or its other affiliates, on the other hand. These agreements as well as other pre-existing agreements between TKO Group Holdings, Inc. or its subsidiaries, on the one hand, and Endeavor Group Holdings, Inc. and its other affiliates, on the other hand, not involving the Transferred Businesses remain operative in accordance with their terms. See “—Other Transactions—Transactions with WME Group and its Affiliates.”

Services Agreement

On September 12, 2023, TKO OpCo entered into the 2023 Services Agreement with Endeavor Group Holdings, Inc. (the “2023 Services Agreement”), pursuant to which Endeavor Group Holdings, Inc. or its affiliates agreed to provide, or cause to be provided, certain services to TKO OpCo and its subsidiaries, and TKO OpCo agreed to provide, or cause to be provided, certain services to Endeavor Group Holdings, Inc. and its affiliates. The 2023 Services Agreement was terminated on February 28, 2025 in connection with the completion of the Endeavor Asset Acquisition.

The services provided pursuant to the 2023 Services Agreement, while in effect, covered the following general areas:

•

Transition Services: Endeavor Group Holdings, Inc. and its affiliates provided transition services to TKO OpCo and its subsidiaries on a temporary basis to support the transition of certain human resources functions to TKO OpCo and its subsidiaries.

•

Administrative Services: Endeavor Group Holdings, Inc. and its affiliates provided administrative support services to TKO OpCo and its subsidiaries in the areas of finance and accounting, tax, human resources, information technology, facilities, insurance, procurement, legal, corporate communications and business development. TKO OpCo and its subsidiaries provided administrative support services to Endeavor Group Holdings, Inc. and its affiliates in the areas of facilities, legal support, information technology and human resources.

•

Commercial Services: Endeavor Group Holdings, Inc. and its affiliates provided commercial services to TKO OpCo and its subsidiaries, covering streaming services, live event production, content production, ticketing and hospitality, content licensing, gaming-related services, marketing and event services, consumer product licensing and sponsorships.

Pursuant to the 2023 Services Agreement, and in consideration for the services provided thereunder, during the period in which the 2023 Services Agreement was effective, TKO OpCo paid Endeavor Group Holdings, Inc.: (i) the fees set forth below plus (ii) any and all reasonable, actual out-of-pocket costs, fees, assessments or expenses (including, without limitation, insurance premiums, license and subscription fees, rent and certain costs of third party service providers engaged in the ordinary course) incurred in connection with the performance of such services (clause (ii), “Additional Fees”):

•

WWE Service Fees: WWE had a grace period for 180 days following the completion of the TKO Transactions (the “Grace Period”) during which time WWE was not obligated to pay a fee. The 2023 Services Agreement provided that (i) for the 12 months following the Grace Period (the “Initial WWE Period”), WWE would pay a service fee of $25 million, (ii) for the 12 months following the Initial WWE Period, WWE would pay a service fee of $35 million, and (iii) for any subsequent 12-month periods, the service fee paid by WWE would increase by 1% annually; and

•

UFC Service Fees: The 2023 Services Agreement provided that (i) for the 12 months following the completion of the TKO Transactions (the “Initial UFC Period”), UFC would pay a service fee of $35 million, (ii) for the 12 months following the Initial UFC Period, UFC would pay a service fee of $35 million, and (iii) for any subsequent 12-month periods, the service fee paid by UFC would increase by 1% annually; provided that any Additional Fees in excess of $50,000.00 that were not consistent with historical practice between the parties for any individual service (including business travel and related expenses) required advance written approval (not to be unreasonably withheld, delayed or conditioned) of the service recipient. In 2025 for the period when the 2023 Services Agreement was in effect, TKO incurred $8.5 million for service fees pursuant to the above fee structure, and no Additional Fees were incurred.

Pursuant to the 2023 Services Agreement, a subsidiary of Endeavor Group Holdings, Inc. permitted TKO Group Holdings, Inc. to use Endeavor Group Holdings, Inc.’s aircrafts. During 2025, for the period until the consummation of the Endeavor Asset Acquisition, the incremental cost to such subsidiary for such use of the aircrafts was approximately $456,893. Incremental cost is calculated on the basis of cost-per-mile based upon the variable costs of the flight, including fuel, variable maintenance and ground transportation.

Following the Endeavor Asset Acquisition, payments under certain agreements between us and Endeavor Group Holdings, Inc. and its affiliates that were previously covered under the 2023 Services Agreement are now paid to Endeavor Group Holdings, Inc. or its affiliates pursuant to each such agreement’s terms.

Transition Services Agreement

In connection with the Endeavor Asset Acquisition, on February 28, 2025, the parties to the EGH Transaction Agreement entered into a Transition Services Agreement (the “Transition Services Agreement”), and the 2023 Services Agreement was terminated. Pursuant to the Transition Services Agreement, the EGH Parties agreed to provide, or cause to be provided, certain services to the Company, TKO OpCo and Trans World International, LLC, and we agreed to provide, or cause to be provided, certain services to the EGH Parties. The services to be provided pursuant to the Transition Services Agreement to TKO OpCo and its subsidiaries are on a temporary basis and are intended to support the transition of the Transferred Businesses to TKO. The Transition Services Agreement will remain in effect until terminated by the parties pursuant to the terms thereof. The services that are designated to be provided on a transitional basis are to be provided for the period of time specified in the Transition Services Agreement, subject to extension by mutual agreement. Pursuant to the Transition Services Agreement, and in consideration for the services provided thereunder, each party, has agreed to be responsible for payment of certain fees based on the direct third-party costs incurred by the service provider in connection with services provided under the Transition Services Agreement, without any markup and exclusive of any and all value-added, excise, sales, goods and services and other similar taxes, and any related interest and penalties. During the year ended December 31, 2025, we made payments of $55.3 million, and received payments of $8.0 million, under the Transition Services Agreement.

In addition, WME IMG, LLC (“WME IMG”), a subsidiary of Endeavor Group Holdings, Inc., and TKO implemented a cost-sharing agreement pursuant to which TKO agreed to reimburse WME IMG for TKO’s use of its aircrafts. During 2025, for the period following the consummation of the Endeavor Asset Acquisition, TKO reimbursed WME IMG approximately $3.7 million. Reimbursement costs are calculated on the basis of cost-per-hour based average fixed and variable costs, as applied to the hours of our use.

OpenBet and IMG ARENA Transactions

On March 24, 2025, WME IMG completed the disposition of the OpenBet business, a betting and gaming entertainment business, and IMG ARENA, a sports betting data business, to OB Global Holdings LLC (“OB Global”), an entity affiliated with Ariel Emanuel (the “SD&T Asset Disposition”).

IMG ARENA is party to several ordinary course commercial agreements with us and our subsidiaries, including a data betting rights agreement and a sublicense agreement, which were in effect prior to the consummation of the SD&T Asset Disposition. During the year ended December 31, 2025, payments we received under such agreements were approximately $9.2 million, and payments made to IMG ARENA under such agreements were approximately $0.5 million. In November 2025, Endeavor Group Holdings, Inc. and OB Global completed the subsequent sale of IMG ARENA to Sportradar Group AG.

Endeavor Margin Loan Facility

A controlled subsidiary of Endeavor Group Holdings, Inc. (the “Endeavor Margin Loan Borrower”) entered into a Margin Loan Agreement, dated as of September 13, 2024 (as amended by amendments entered into on December 16, 2024 and March 12, 2025, the “Endeavor Margin Loan Agreement”), by and among the Endeavor Margin Loan Borrower, the lenders party thereto (each, a “Lender”) and the Administrative Agent and Calculation Agent named therein. As security for the Endeavor Margin Loan Agreement, the Endeavor Margin Loan Borrower has granted a first-priority lien to the Lenders, pro rata to the amount of their commitments, on 83,074,858 common units of TKO Operating Company, LLC and a corresponding number of shares of Class B common stock (collectively, the “Pledged Securities”) as of the date hereof.

In connection with the Pledged Securities, the Company, TKO OpCo, the Endeavor Margin Loan Borrower and Endeavor OpCo entered into Issuer and Control Agreements with each Lender, dated September 13, 2024, December 16, 2024 or March 12, 2025, as applicable (each, an “Issuer Agreement”), pursuant to which the Company took certain actions to facilitate a pledge of the Pledged Securities as collateral under the loan and agreed to certain undertakings in connection with any foreclosure of such Pledged Securities by lenders pursuant to the Endeavor Margin Loan Agreement.

Registration Rights Agreement

On September 12, 2023, we entered into a registration rights agreement with Endeavor Group Holdings, Inc., our former Executive Chair and other stockholders of the Company (the “Registration Rights Agreement”), whereby Endeavor Group Holdings, Inc. and such former Executive Chair have demand rights that require the Company to file registration statements registering their respective shares of Class A common stock (including shares of Class A common stock issuable upon the exercise by members of TKO OpCo of their redemption rights described elsewhere herein). The Registration Rights Agreement also includes customary piggyback rights, subject to certain priority provisions.

The Registration Rights Agreement requires us to file and thereafter keep effective a registration statement on Form S-1 under the Securities Act providing for the offer and sale of all or part of our former Executive Chair’s registrable securities, and to use reasonable best efforts to become and remain eligible to use Form S-3, and thereafter file and keep effective a registration statement on Form S-3 under the Securities Act providing for the offer and sale of his registrable securities, which registration statement on Form S-3 was filed on December 13, 2024. In addition, the Registration Rights Agreement required us to register for the offer and sale of Mr. Khan’s registrable securities for a period of 90 days following the date of effectiveness of the registration statement on Form S-4. Pursuant to the Registration Rights Agreement, on September 15, 2023, the Company filed a shelf registration statement on Form S-1 (File No. 333-274541) with the SEC, which became effective on September 19, 2023. We also agreed to reasonably assist and cooperate with underwritten shelf takedown offerings for sales with an aggregate offering price of at least $50 million, and would bear all registration expenses, other than customary underwriting commissions of fees. There were no take-down offerings effected in the 90 days following the date of the effectiveness of the registration statement on Form S-4.

Management Equity

For more information, please see “Executive Compensation.”

Indemnification Agreements

We entered into indemnification agreements with each of our executive officers and directors that provides, in general, that we will indemnify them to the fullest extent permitted by law in connection with their service to us or on our behalf.

Employment Arrangements

We entered into employment and other compensation agreements with certain of our named executive officers. See “Executive Compensation.” Each of Messrs. Emanuel, Shapiro and Schleimer also receive compensation from Endeavor Group Holdings, Inc. for their services to Endeavor Group Holdings, Inc., the cost of which is borne by Endeavor Group Holdings, Inc.

Other Transactions

Transactions with WME Group and its Affiliates

We are a sports and entertainment company that owns and operates combat sport and sports entertainment companies and, following the acquisition of the Transferred Businesses, services and partners with sports rights holders through a sports marketing agency and premium hospitality and live experiences provider. We are majority owned by Endeavor Group Holdings, Inc., which is the parent company of WME Group, a network of businesses that represent talent, intellectual property and brands. As a result, we have in the past, and may in the future, engage in various ordinary course commercial transactions with WME Group’s businesses and other businesses owned by Endeavor Group Holdings, Inc. During the year ended December 31, 2025, payments we received from the foregoing businesses under such transactions totaled approximately $26.1 million, and payments made to such businesses under such transactions totaled approximately $54.3 million.

In addition, we have in the past, and may in the future, engage in various, ordinary course commercial transactions with other affiliates of Silver Lake, including its portfolio companies. During the year ended December 31, 2025, payments we received from the foregoing businesses under such transactions was approximately $27.3 million.

Transactions with Other Related Persons

Professional Bull Riders, LLC, a wholly owned subsidiary of the Company (“PBR”), is the owner of premier professional bull riding tours that promote and produce bull riding events around the world. PBR has a competitive team-based league format series. Egon Durban, a member of our Board and the Co-CEO of Silver Lake, previously acquired a sanction to one such PBR sanctioned team (a “Team”) on terms substantially the same as for others acquiring a Team. As part of his owning a Team, Mr. Durban has elected to have PBR or an affiliate of PBR provide services for his Team, on terms and for cost that are substantially the same as for other Team owners who may elect such services. During the year ended December 31, 2025, payments received from, or paid to, Mr. Durban’s affiliates in connection with the Team were approximately $1.4 million and $0.8 million, respectively.

On January 22, 2024 (the “Effective Date”), the Company and WWE entered into an IP Assignment Agreement with certain affiliates of Dwayne Johnson, pursuant to which WWE assigned to Mr. Johnson (via one of his affiliates) “The Rock” trademark and certain related trademarks, service marks, ring names, taglines and other intellectual property assets (the “Assigned IP”). On the Effective Date, WWE also entered into an Independent Services Contractor and Merchandising Agreement with Mr. Johnson and certain of his affiliates (the “Johnson Services Agreement”), pursuant to which Mr. Johnson agreed to provide to WWE certain promotional and other services. Under the terms of the Johnson Services Agreement, Mr. Johnson further agreed to license the Assigned IP and Mr. Johnson’s name, likeness and certain other intellectual property rights to WWE for use in connection with certain categories of licensed products related to professional wrestling for up to 10 years, subject to certain earlier termination rights. As consideration for Mr. Johnson’s services pursuant to the Johnson Services Agreement, and in respect of the intellectual property grants and licenses made by Mr. Johnson and his affiliates in connection therewith, Mr. Johnson received an award of restricted stock units in respect of Class A common stock, in an amount equal to $30.0 million (the “Johnson Equity Award”), which is fully vested and exercisable. Mr. Johnson is also entitled to receive annual royalties from WWE and will be entitled to receive royalties in connection with the sale of licensed products that utilize the Assigned IP and his name, likeness and other intellectual property rights in accordance with the Johnson Services Agreement. For the year ended December 31, 2025, the Company paid $0.9 million of royalties that were earned by Mr. Johnson. In addition, Mr. Johnson is entitled to reimbursement for certain travel expenses associated with delivering services under the Johnson Services Agreement, of which $0.6 million was incurred by the Company during the year ended December 31, 2025.

WWE has engaged Seven Bucks, a production company founded by and affiliated with Dwayne Johnson, a member of our Board, to provide production services for a potential non-scripted project on customary terms. Total amounts paid to Seven Bucks related to this project during the year ended December 31, 2025 were under $120,000.

In June 2025, Endeavor OpCo purchased 1,579,080 shares of our Class A common stock held by our former Executive Chair at a per share price of $158.32, for an aggregate price of $250.0 million.

From time to time, TKO Group Holdings, Inc. and its subsidiaries enter into ordinary course commercial transactions with subsidiaries and/or businesses affiliated with Jonathan Kraft, a member of our Board of Directors, including with (i) venues or sports teams affiliated with The Kraft Group LLC and (ii) KAGR, LLC, an affiliate of The Kraft Group LLC, for consulting and analytics services. During the year ended December 31, 2025, we made payments under these arrangements in an aggregate amount of approximately $1.4 million. Additionally, during 2025, a $1.0 million donation was made by the Company to a charity founded by a family member of Jonathan Kraft.

During the year ended December 31, 2025, the Company received approximately $183,000 in payments from Mr. Shapiro related to hospitality for various sports events.

In October 2025, On Location entered into an independent contractor agreement with JML Productions of Texas, LLC, an entity affiliated with Mr. Shapiro’s sister, to provide consulting services for an annual fee of $175,000. We believe the compensation under the independent contractor agreement is consistent with market practice. Additionally, during 2025, a $200,000 donation was made by the Company to a charity on whose board Mr. Shapiro serves.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at the 2027 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 200 Fifth Avenue, 7th Floor, New York, NY 10010, in writing not later than December 24, 2026.

Stockholders intending to present a proposal at our 2027 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receives written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting of stockholders. Therefore, we must receive notice of such a proposal or nomination for the 2027 Annual Meeting no earlier than the close of business on February 10, 2027 and no later than the close of business on March 12, 2027. The notice must contain the information required by our Bylaws.

In the event that the date of the 2027 Annual Meeting is more than 30 days before or more than 60 days after June 10, 2027, then our Secretary must receive such written notice not earlier than the close of business on the 90th day prior to the 2027 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases, notwithstanding the stockholder’s compliance with this deadline.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements under Rule 14a-19(b) of the Exchange Act.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

In connection with our solicitation of proxies for our 2027 Annual Meeting, we intend to file a proxy statement and WHITE proxy card with the SEC. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.

HOUSEHOLDING

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and the Annual Report by contacting the Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

2025 ANNUAL REPORT, ADDITIONAL INFORMATION AND WEBSITE DISCLOSURE

Our 2025 Annual Report, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, is being mailed with this Proxy Statement to those stockholders that receive this Proxy Statement in the mail. Stockholders that receive the Notice Regarding the Availability of Proxy Materials can access our 2025 Annual Report, including our Annual Report on Form 10-K for fiscal year ended December 31, 2025, at www.proxyvote.com.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 has also been filed with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Secretary, TKO Group Holdings, Inc., 200 Fifth Avenue, 7th Floor, New York, NY 10010.

You also can find more information about us online at our investor relations website located at investor.tkogrp.com. Filings we make with the SEC and any amendments to those reports are available free of charge on our website as soon as reasonably practicable after we electronically file such material with the SEC. The information posted on or accessible through our website is not incorporated into our Annual Report.

Investors and others should note that we announce material financial and operational information to our investors using press releases, SEC filings and public conference call webcasts, and by postings on our investor relations site at investor.tkogrp.com. We may also use our website as a distribution channel of material Company information. In addition, you may automatically receive email alerts and other information about TKO when you enroll your email address by visiting the “Investor Email Alerts” option under the Resources tab on investor.tkogrp.com.

Your vote is important. Please promptly vote your shares by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors,

Seth Krauss
Chief Administrative Officer & Senior Counsel to the Board of Directors and Senior Management

New York, New York

April 23, 2026

SCAN TO VIEW MATERIALS & VOTE w TKO GROUP HOLDINGS, INC. VOTE BY INTERNET 200 FIFTH AVE, 7TH FLOOR Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above NEW YORK, NY 10010 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 9, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/TKO2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Before The Meeting - Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 9, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Before The Meeting - Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V93769-P44729 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY TKO GROUP HOLDINGS, INC. For All Withhold All Except For All To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR the number(s) of the nominee(s) on the line below. following director nominees: 1. Election of Directors ! ! ! Nominees: 01) Ariel Emanuel 07) Nick Khan 02) Mark Shapiro 08) Steven R. Koonin 03) Peter C.B. Bynoe 09) Jonathan A. Kraft 04) Egon P. Durban 10) Sonya E. Medina 05) Dwayne Johnson 11) Nancy R. Tellem 06) Bradley A. Keywell 12) Carrie Wheeler The Board of Directors recommends you vote FOR Proposal 2. For Against Abstain 2. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending ! ! ! December 31, 2026. Note: Such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V93770-P44729 TKO GROUP HOLDINGS, INC. Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting of Stockholders June 10, 2026, 4:30 p.m. Eastern Time The undersigned stockholder(s) hereby appoint(s) Andrew Schleimer, Seth Krauss, Riché McKnight and Robert Hilton, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse of this proxy card, all of the shares of Class A common stock and/or Class B common stock, as applicable, of TKO Group Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 4:30 p.m. Eastern Time on June 10, 2026, at www.virtualshareholdermeeting.com/TKO2026, and any continuation, postponement or adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board’s recommendations as indicated on the reverse side, and in the discretion of the proxies with respect to such other matters as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof. Continued and to be signed on reverse side